UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Acadia Realty Trust

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 10, 2010

TO OUR SHAREHOLDERS:

Please take notice that the annual meeting of shareholders of Acadia Realty Trust (the “Company”) will be held on Monday, May 10, 2010, at 10:00 a.m., local time, at the Company’s corporate offices, which are located at 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, (the “Annual Meeting”) for the purpose of considering and voting upon:

1.	The election of six Trustees to hold office until the next annual meeting and until their successors are duly elected and qualified;

2.	The ratification of the appointment of BDO Seidman, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010;

3.	Such other business as may properly come before the Annual Meeting.

The Board of Trustees of the Company recommends a vote “FOR” each of the proposals. You should carefully review the accompanying Proxy Statement which contains additional information.

The Board of Trustees has fixed the close of business on March 31, 2010 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

By order of the Board of Trustees

Robert Masters, Secretary
April 9, 2010

IT IS VERY IMPORTANT THAT YOU SUBMIT YOUR PROXY BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED FORM OF PROXY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

YOUR FAILURE TO PROMPTLY RETURN THE PROXY INCREASES THE OPERATING COSTS OF YOUR INVESTMENT.

YOU ARE CORDIALLY INVITED TO PERSONALLY ATTEND THE MEETING, BUT YOU SHOULD VOTE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

ACADIA REALTY TRUST
1311 MAMARONECK AVENUE, SUITE 260, WHITE PLAINS, NEW YORK 10605

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
May 10, 2010

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (“Board of Trustees,” “Trustees” or “Board”) of Acadia Realty Trust (the “Company”) for use at the annual meeting of shareholders scheduled to be held on Monday, May 10, 2010, at 10:00 a.m., local time, at the Company’s corporate offices, which are located at 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, or any postponement or adjournment thereof (the “Annual Meeting”). This Proxy Statement and accompanying form of proxy were first sent to shareholders on or about April 9, 2010.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 10, 2010 – This Proxy Statement and the Company’s 2009 Annual Report to shareholders are available at www.acadiarealty.com/proxy.

The Company will bear the costs of the solicitation of its proxies in connection with the Annual Meeting, including the costs of preparing, assembling and mailing proxy materials and the handling and tabulation of proxies received. In addition to solicitation of proxies by mail, the Company’s Board of Trustees, officers and employees may solicit proxies in connection with the Annual Meeting by telephone, telegram, personal interviews or otherwise. Trustees, officers and employees will not be paid any additional compensation for soliciting proxies. Arrangements have been made with brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common shares of beneficial interest, par value $.001 of the Company, (the “Common Shares”) held of record by such persons or firms with their nominees, and in connection therewith, such firms will be reimbursed for their reasonable out-of-pocket expenses in forwarding such materials.

All properly executed and unrevoked proxies in the accompanying form that are received in time for the Annual Meeting will be voted at the Annual Meeting in accordance with the specification thereon. If no specification is made, signed proxies will be voted “FOR” each of the proposals set forth in the Notice of Annual Meeting. Any shareholder executing and delivering a proxy has the right to revoke such proxy at any time prior to the voting thereof by notice to the Company. In addition, although mere attendance at the Annual Meeting will not revoke a proxy, a person present at the Annual Meeting may withdraw his or her proxy and vote in person at that time. Any written notice revoking a proxy should be delivered at or prior to the Annual Meeting to the attention of the Secretary, Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605.

The Board of Trustees recommends a vote “FOR” each of the proposals.

OUTSTANDING SHARES AND VOTING RIGHTS

The outstanding capital shares of the Company as of March 31, 2010 consisted of 40,118,436 Common Shares. Holders of Common Shares are entitled to one vote for each Common Share registered in their names on the record date. The Board of Trustees has fixed the close of business on March 31, 2010 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. The presence, in person or by proxy, of the holders of Common Shares entitled to cast at least a majority of the votes of the outstanding Common Shares on March 31, 2010 will constitute a quorum to transact business at the Annual Meeting.

The approval of a majority of the votes cast by holders of Common Shares in person or by proxy at the Annual Meeting in the election of Trustees will be required to elect the nominees for Trustees at the Annual Meeting. There is no cumulative voting in the election of Trustees. The approval of a majority of the votes cast by holders of Common Shares in person or by proxy at the Annual Meeting will be required for the ratification of the appointment of BDO Seidman, LLP as the independent registered public accounting firm.

Proxies marked “Abstain” and which have not voted on a particular proposal are included in determining a quorum for the Annual Meeting. Abstentions are not treated as votes cast in the election of Trustees or in the ratification of the appointment of the independent registered public accounting firm, and thus are not the equivalent of votes against a nominee or against the ratification of the appointment of BDO Seidman, LLP as the independent registered public accounting firm, as the case may be, and will not affect the vote with respect to these matters. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Broker non-votes, if any, will have no effect and will not be counted towards the vote total for any proposal.

PROPOSAL 1 — ELECTION OF TRUSTEES

There are six nominees for election as Trustees for one-year terms, expiring in 2011 or until their successors are elected. Election of each Trustee requires the approval of the majority of the votes cast by the holders of Common Shares in person or by proxy at the Annual Meeting.

The Company’s Declaration of Trust provides that the Board of Trustees may be composed of up to a maximum of 15 members. The Board of Trustees currently consists of seven Trustees, each of whom serves until the next annual meeting and until his or her successor is duly elected and qualified. Pursuant to a resolution of the Board, following consummation of the Annual Meeting, the Board of Trustees will consist of six Trustees, each of whom will serve until the next annual meeting and until his or her successor is duly elected and qualified. As stated elsewhere herein, the enclosed proxy will be voted for the election as Trustee of each nominee whose name is set forth below unless a contrary instruction is given. All of the nominees currently serve as Trustees of the Company. Management believes that all of its nominees are willing and able to serve the Company as Trustees. If any nominee at the time of election is unable or unwilling to serve or is otherwise unavailable for election, and as a consequence thereof, other nominees are designated, the persons named in the enclosed proxy or their substitutes will have the discretion and authority to vote or refrain from voting for other nominees in accordance with their judgment. The Board of Trustees has a Nominating and Corporate Governance Committee.

Trustee Independence

With six independent Trustees out of seven, the Board has satisfied its objective that a majority of the Board should consist of independent Trustees. The Board of Trustees has affirmatively determined that each of Messrs. Crocker, Kellar, Spitz and Wielansky and Mss. Hopgood and Luscombe is independent under the rules of the New York Stock Exchange. In determining this, the Board of Trustees considered transactions and relationships between each Trustee or any member of his or her immediate family and the Company and its subsidiaries and affiliates. In determining Mr. Wielansky’s independence, the Board of Trustees considered the fact that Mr. Wielansky is entitled to receive annual fees totaling $100,000 for providing consulting services to the Company, including assisting with the underwriting and analysis of development and redevelopment opportunities as well as assisting with sourcing of direct acquisitions and identifying potential joint venture partners. The Board of Trustees did not consider this relationship to be material in determining Mr. Wielansky’s independence because it believed the amount involved would not interfere with Mr. Wielansky’s independent judgment. The Board of Trustees has determined that each member of the Audit, Compensation and Nominating and Corporate Governance Committees is independent under the criteria for independence set forth in the listing standards of the New York Stock Exchange. Upon the election of all nominees, the Company will continue to meet the New York Stock Exchange requirement for a majority of independent Trustees serving on the Board of Trustees.

The following is a brief description of the nominees for election as Trustees of the Company:

Nominees for Election as Trustees

Kenneth F. Bernstein, age 48, has been Chief Executive Officer of the Company since January of 2001. He has been President and Trustee of the Company since August 1998, when the Company acquired substantially all of the assets of RD Capital, Inc. (“RDC”) and affiliates. Mr. Bernstein is responsible for strategic planning as well as overseeing the day-to-day activities of the Company including operations, acquisitions and capital markets. From 1990 to August 1998, Mr. Bernstein was the Chief Operating Officer of RDC. In such capacity, he was responsible for overseeing the day-to-day operations of RDC, its management companies, and its affiliated partnerships. Prior to joining RDC, Mr. Bernstein was an associate at the New York law firm of Battle Fowler, LLP, from 1986 to 1990. Mr. Bernstein received his Bachelor of Arts Degree from the University of Vermont and his Juris Doctorate from Boston University School of Law. Mr. Bernstein also serves on the Board of Directors for BRT Realty Trust. Mr. Bernstein is also a member of the National Association of Corporate Directors (“NACD”), International Council of Shopping Centers (“ICSC”), National Association of Real Estate Investment Trusts (“NAREIT”), for which he serves on the Board of Governors, Urban Land Institute (“ULI”), and the Real Estate Roundtable. Mr. Bernstein is also a member of the Young President’s Organization (“YPO”), where he is the chairman of the Real Estate Network.

We believe Mr. Bernstein’s qualifications to sit on the Board include his extensive real estate, management and board experience. Highlights of these qualifications include Mr. Bernstein’s:

•	service as president and chief executive officer of the company for the past nine years;

•	extensive network of contacts in the real estate industry and his leadership positions with various industry and business associations;

•	five years experience as a real estate attorney;

•	eight years experience as the Chief Operating Officer of a private real estate company; and

•	three years experience as the Chief Operating Officer of a public real estate company.

Douglas Crocker II, age 70, has been a Trustee of the Company since November 2003. Mr. Crocker was most recently the Chief Executive Officer of Equity Residential, a multi-family residential real estate investment trust (“REIT”), from December 1992 until his retirement in December of 2002. During Mr. Crocker’s tenure, Equity Residential grew from 21,000 apartments with a total market capitalization of $700 million to a $17 billion company with over 225,000 apartments. Mr. Crocker was also a former Managing Director of Prudential Securities, and from 1982 to 1992 served as Chief Executive Officer of McKinley Finance Group, a privately held company involved with real estate, banking and corporate finance. From 1979 to 1982 Mr. Crocker was President of American Invesco, the nation’s largest condominium conversion company, and from 1969 to 1979 served as Vice President of Arlen Realty and Development Company. He currently sits on the boards of real estate companies Ventas, REIS, Inc., Post Properties and also serves on the board of the National Multi-Housing Council. Mr. Crocker has been a five-time recipient of Commercial Property News’ Multifamily Executive of the Year Award, a three-time winner of their REIT Executive of the Year Award and three-time winner of Realty Stock Review’s Outstanding CEO Award. He has over 40 years of real estate experience. Mr. Crocker is also a member of the NACD. Mr. Crocker is also on the Board of Trustees of DePaul University.

We believe Mr. Crocker’s qualifications to sit on the Board include his extensive CEO, board, financial and real estate experience. Highlights of these qualifications include Mr. Crocker’s:

•	service as CEO of Equity Residential, a publicly traded REIT, for ten years;

•	current service on the boards of directors of several REITs;

•	past service on the audit committees of the boards of directors of a number of publicly traded companies; and

•	over 40 years of experience in the real estate industry.

Lorrence T. Kellar, age 72, has been a Trustee of the Company since November 2003 and is an “audit committee financial expert” as that term is defined by the SEC. Mr. Kellar was Vice President at Continental Properties, a retail and residential developer from November 2002 until his retirement in November 2009. He is a director of Multi-Color Corporation (Chairman), Frisch’s Restaurants and Spar Group, Inc. Prior to joining Continental Properties in November of 2002, Mr. Kellar served as Vice President of Real Estate with Kmart Corporation from 1996 to 2002. From 1965 to 1996, Mr. Kellar served with The Kroger Co., the country’s largest supermarket company, where his final position was Group Vice President of Finance and Real Estate. Mr. Kellar is also a member of the NACD.

We believe Mr. Kellar’s qualifications to sit on the Board include his extensive real estate development, public company board, asset management and mergers and acquisitions experience, as well as financial expertise. Highlights of these qualifications include Mr. Kellar’s:

•	over 40 years of real estate operating and development experience;

•	extensive experience managing financial functions, including general accounting, audit, finance, and treasury;

•	qualification as an “audit committee financial expert” as that term is defined by the SEC;

•	service on the boards of directors of eight public companies, including his service as the chair of two of those boards;

•	service as chair of both the City of Cincinnati and Kroger pension funds;

•	past service as chair of the Bartlett Management Trust mutual fund group; and

•	involvement in a number of mergers and acquisitions transactions while with Kroger, U.S. Shoe and BT Office Products International.

Wendy Luscombe, age 58, has been a Trustee of the Company since 2004. She is Principal of WKL Consulting, successor to WKL Associates, Inc., a real estate investment manager and consultant founded in 1994. Ms. Luscombe has managed investment portfolios totaling $5 billion over the last 25 years and has represented foreign investors including UK Prudential and British Coal Pension Funds in their United States real estate investment initiatives. For ten years she was Chief Executive Officer of Pan American Properties, Inc., a public REIT sponsored by British Coal Pension Funds. She was also a member of the Board of Governors of NAREIT. Ms. Luscombe has served on various boards of public companies in both the United States and United Kingdom for over 25 years and is an “audit committee financial expert” as that term is defined by the SEC. Currently she serves as Co-Lead Director, Executive Committee Member and Audit Committee member for the Zweig Fund and Zweig Total Return Fund, public closed-end mutual funds. Additionally, she serves as Chairman of the Management Oversight Committee for the Deutsche Bank International Real Estate Opportunities Funds IA and 1B and a Board Member and Audit Committee member for Feldman Mall Properties, a private REIT. She was formerly a Board Member, Chairman of the Investment Committee and member of the Audit Committee for PXRE Group Ltd., a New York Stock Exchange listed Reinsurance Company. She resigned from her positions with PXRE Group Ltd. in August 2007 when the company merged with Argonaut Group, but was appointed an outside director of PXRE Reinsurance Company, the United States subsidiary of PXRE Group Ltd. which she resigned from in March 2008. She was also a Board Member for Endeavour Real Estate Securities and Amadeus Real Estate Securities, both private REIT mutual funds. Ms. Luscombe is also a member of the NACD and an NACD Certified Director and a member of NACD’s teaching faculty, a Fellow of the Royal Institution of Chartered Surveyors and a Member of the Chartered Institute of Arbitrators.

We believe Ms. Luscombe’s qualifications to sit on the Board include her extensive real estate operational background, CEO experience, asset management experience, extensive board service and strong corporate governance background. Highlights of these qualifications include Ms Luscombe’s:

•	experience as the CEO of a public equity REIT in the United States for ten years;

•	experience as the CEO of a UK urban renewal developer for two years;

•	experience as the chief investment officer in the United States for a foreign pension fund;

•	experience in a variety of real estate asset types including, among others, regional malls, community shopping centers and mixed use;

•	service as an independent director for nearly 30 years, including service on all board committees including audit, compensation, investment and nominating and corporate governance;

•	service on the NACD faculty that conducts in-board training;

•	experience as one of the first governors of NAREIT;

•	successful launch of three successful contested REIT takeovers; and

•	qualification as an “audit committee financial expert” as that term is defined by the SEC.

William T. Spitz, age 58, has been a Trustee of the Company since August 2007. Mr. Spitz has served as a Director of Diversified Trust Company, a private wealth management trust company, for 15 years and has served as a Principal since March 2009. Previously, he was Vice Chancellor for Investments and Treasurer of Vanderbilt University, Nashville, Tennessee from 1985 to July 2007. As Vice Chancellor for Investments at Vanderbilt, Mr. Spitz was responsible for managing the University’s $3.5 billion endowment. He was also a member of the Senior Management Group of the University, which is responsible for the day-to-day operations of the institution. During his tenure, the Vanderbilt endowment earned returns in the top 5% of a broad universe of endowments for multiple time frames. While at Vanderbilt, Mr. Spitz conducted asset allocation studies and implemented detailed investment objectives and guidelines, developed a comprehensive risk management plan, invested in approximately two hundred limited partnerships in five illiquid assets classes, selected new custodians for both the endowment fund and the University’s charitable remainder trusts and implemented a more aggressive approach to working capital management which increased returns by 2% per annum. In addition, Mr. Spitz was also on the faculty of Vanderbilt University as Clinical Professor of Management-Owen Graduate School of Management. He has also held various high-level positions with successful asset management companies and has served on the board of several companies, including Cambium Global Timber Fund, The Common Fund, MassMutual Financial, and the Bradford Fund. He has also served on multiple advisory committees, including Acadia’s Opportunity Fund Advisory Boards, on which he served from 2001 to July 2007. Mr. Spitz is a published author and frequent speaker at industry conferences and seminars.

We believe Mr. Spitz’s qualifications to sit on the Board include his asset management experience as well as real estate development, board, fund, and REIT experience. Highlights of these qualifications include Mr. Spitz’s:

•	former role as Vice Chancellor for Investments and Treasurer of Vanderbilt University for over 20 years;

•	former responsibilities managing Vanderbilt University’s multi-billion dollar endowment fund;

•	high-level positions with successful asset management companies;

•	service on the boards of directors of several companies;

•	service on multiple fund advisory committees, including, previously, the Company’s fund advisory boards;

•	involvement in numerous real estate development projects;

•	former position as director of a private REIT;

•	past service on the audit committee of MassMutual; and

•	qualification as chartered financial analyst.

Lee S. Wielansky, age 58, has been a Trustee of the Company since May 2000 and the Lead Trustee since 2004. Mr. Wielansky has been Chairman and Chief Executive Officer of Midland Development Group, Inc., which focuses on the development of retail properties in the mid-west and southeast, since May 2003. From November 2000 to March 2003, Mr. Wielansky served as Chief Executive Officer and President of JDN Development Company, Inc. and a director of JDN Realty Corporation through its merger with Developers Diversified Realty Corporation in 2003. He was also a founding partner and Chief Executive Officer of Midland Development Group, Inc. from 1983 through 1998 when the company was sold to Regency Centers Corporation. Mr. Wielansky serves as the Vice Chairman of the Board of Directors of Pulaski Bank and is a Director for Isle of Capri Casinos, Inc. Mr. Wielansky is also a member of the NACD and ICSC.

We believe Mr. Wielansky’s qualifications to sit on the Board include his real estate development, public company board, fund, asset management and CEO experience. Highlights of these qualifications include Mr. Wielansky’s:

•	over 36 years of real estate development experience;

•	his role in developing over 150 shopping centers;

•	his service as Chairman and CEO of Midland Development Group, Inc., which focuses on the development of retail properties in the mid-west and southeast, since May 2003;

•	service on the boards of directors of four public companies, including three current public company directorships;

•	service on compensation and audit committees;

•	current service on the corporate governance committee for Pulaski Bank;

•	current service as the Lead Trustee of the Company, a position he has held since 2004;

•	oversight of the Angelo Gordon/ Midland Investment Fund;

•	service as an advisor to the Company for its fund business;

•	responsibility for the asset management of 100 properties, accounting for over 11 million square feet.

•	former position as CEO of JDN Development Company; and

•	former position as Senior Vice President and Director of Regency Centers.

Vote Required; Recommendation

The election to the Board of Trustees of each of the six nominees will require the approval of a majority of the votes cast by the holders of Common Shares in person or by proxy at the Annual Meeting. The Board of Trustees unanimously recommends that the shareholders vote “FOR” the election of each of the six nominees to the Board of Trustees.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Trustees has selected BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 and has directed that the selection of the independent registered public accounting firm be submitted for ratification by the shareholders at the Annual Meeting.

Shareholder ratification of the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm is not required by the Company’s Declaration of Trust, Bylaws or otherwise. However, the Audit Committee is submitting the selection of BDO Seidman, LLP to the shareholders for ratification as a matter of what it considers to be good corporate practice. Notwithstanding the ratification of, or failure to ratify the selection, the Audit Committee of the Board of Trustees in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its subsidiaries.

Representatives of BDO Seidman, LLP are not expected to be present at the Annual Meeting.

Vote Required; Recommendation

The approval of a majority of the votes cast by holders of Common Shares in person or by proxy at the Annual Meeting in the ratification of the appointment of the independent registered public accounting firm is required to ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm. The Board of Trustees unanimously recommends that the shareholders vote “FOR” the ratification of BDO Seidman, LLP as the independent registered public accounting firm.

MANAGEMENT

Trustee Meetings and Attendance

During 2009, the Board of Trustees held five meetings, the Audit Committee held thirteen meetings, the Compensation Committee held four meetings and had numerous telephonic discussions, the Nominating and Corporate Governance Committee held three meetings and the Investment/Capital Markets Committee held one meeting and had numerous informal telephonic discussions to discuss transactions. The Board of Trustees believes consistent attendance with a minimum of missed meetings is important in carrying out the responsibilities of being a Trustee. The average attendance in the aggregate of the total number of Board of Trustees and committee meetings was 97%. No Trustee attended fewer than 90% of the aggregate of all meetings of the Board of Trustees and applicable committee meetings.

The Company does not have a formal policy requiring Trustees to be present at Annual Meetings, although the Company does encourage their attendance. All of the Company’s Trustees attended the 2009 Annual Meeting.

Trustees and Executive Officers

The Trustees and executive officers of the Company as of the date of this Proxy Statement are as follows:

Name	Age	Office Held	Year First Became Officer/Trustee	Term Expires

Kenneth F. Bernstein	48	Trustee and Chief Executive Officer	1998	2010
Lee S. Wielansky	58	Trustee; Independent Lead Trustee	2000	2010
Douglas Crocker II	70	Trustee	2003	2010
Lorrence T. Kellar	72	Trustee	2003	2010
Suzanne M. Hopgood	60	Trustee	2004	2010
Wendy Luscombe	58	Trustee	2004	2010
William T. Spitz	58	Trustee	2007	2010
Joel Braun	58	Executive Vice President and Chief Investment Officer	1998	—
Jonathan Grisham	52	Senior Vice President and Chief Accounting Officer	1998	—
Joseph Hogan	59	Senior Vice President and Director of Construction	1999	—
Robert Masters	65	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	1998	—
Joseph M. Napolitano	45	Senior Vice President, Chief Administrative Officer	1998	—
Michael Nelsen	63	Senior Vice President and Chief Financial Officer	2003	—

Biographical information with respect to Messrs. Bernstein, Crocker, Kellar, Spitz and Wielansky, and Ms. Luscombe is set forth under “PROPOSAL 1 — ELECTION OF TRUSTEES,” above.

Joel Braun, age 58, has been Chief Investment Officer of the Company since August 1998. Mr. Braun was a Senior Vice President of the Company from August 1998 until January 2007 when he was named Executive Vice President. Mr. Braun is responsible for all of the Company’s merger and acquisition activities. Previously, Mr. Braun was Vice President of Acquisitions for RD Capital, Inc. Mr. Braun holds a Bachelor’s Degree in Business Administration from Boston University and a Master’s Degree in Planning from The Johns Hopkins University.

Jonathan Grisham, age 52, has been Chief Accounting Officer of the Company since February 2005. Previously, Mr. Grisham was the Director of Financial Reporting since the Company’s formation. Prior to this, he served as controller at Mark Centers Trust from 1993 to 1998. From 1987 through 1992, Mr. Grisham was a supervisor in the public accounting firm of Aronson & Company in Washington, DC. Mr. Grisham is a Certified Public Accountant and holds a Master’s Degree in Finance from Kings College and a Bachelor’s of Science Degree in Accounting from George Mason University.

Joseph Hogan, age 59, has been a Senior Vice President and Director of Construction since 1999. From 1994 to 1999, Mr. Hogan served as Vice President with Kimco Realty Corporation, where he was responsible for retail and commercial construction projects for Kimco and its third party customers. Prior to joining Kimco, he was with Konover Construction Company located in West Hartford, Connecticut, where he was responsible for construction projects throughout the eastern half of the United States.

Robert Masters, Esq., age 65, has been a Senior Vice President, the General Counsel, Chief Compliance Officer and Secretary of the Company since 1998 and was previously General Counsel of RD Capital, Inc. since 1994. Prior to that, Mr. Masters was General Counsel for API Asset Management for over five years, Senior Vice President, Deputy General Counsel for European American Bank from 1985 to 1990, and Vice President and Counsel for National Westminster Bank from 1977 to 1985. Mr. Masters received his Bachelor of Arts from the City University of New York and his Juris Doctorate from New York University Law School. Mr. Masters is a member of the New York State Bar.

Joseph M. Napolitano, age 45, has been Senior Vice President and Chief Administrative Officer of the Company since April 2007. He is accountable for managing the Company’s human resources, information technology, corporate performance management and business planning functions. In addition, since August 2009, Mr. Napolitano has served as the head of the Property Management department of the Company. Previously, he held the position of Senior Vice President, Director of Operations. Mr. Napolitano has been with the company since January 1995, and has over twenty years of real estate experience. Mr. Napolitano holds a Bachelor’s Degree in Business Administration from Adelphi University, and is a Human Capital Strategist (HCS) as certified by the Human Capital Institute, and is a Certified Property Manager (CPM) by the Institute of Real Estate Management.

Michael Nelsen, age 63, has been the Chief Financial Officer and a Senior Vice President of the Company since March 2003. Prior to joining the Company, Mr. Nelsen was the President of G. Soros Realty, Inc. and Director of Real Estate for Soros Private Funds Management LLC from 1994 to 2003. His responsibilities included asset/portfolio management of real estate operations, financial reporting, financings, asset acquisitions and dispositions. From 1969 to 1980 he was an employee, and from 1981 to 1994, he was a partner, of the public accounting firm of Berdon LLP (formerly David Berdon & Co.). Mr. Nelsen graduated from Bernard M. Baruch School of Business in 1969 and has been a Certified Public Accountant since 1971.

Board Leadership Structure

The Board’s Lead Trustee and Chief Executive Officer generally serve as the leadership of the Board. The Company does not have a chairperson of the Board. Mr. Wielansky, an independent Trustee who serves as a member of the Investment/Capital Markets Committee, has been selected by the Board to serve as the Lead Trustee. The Lead Trustee has final say on the agenda for all Board meetings. The Chief Executive Officer presides over the regular meetings of the Board of Trustees, calling each meeting to order and leading the Trustees through the agenda items. The Lead Trustee presides over all meetings of the non-management Trustees held in executive session. “Non-management” Trustees are all those who are not Company officers and include Trustees, if any, who are not “independent” by virtue of the existence of a material relationship with the Company. An executive session is held in conjunction with each regularly scheduled Board meeting and other executive sessions may be called by the Lead Trustee in his own discretion or at the request of the Board. The Lead Trustee has responsibility for facilitating communication between independent Trustees and between the independent Trustees and management, as well as additional responsibilities that are more fully described in the Company’s Corporate Governance Guidelines.

Because the Chief Executive Officer is the Trustee most familiar with the Company’s business and industry and is the most capable of effectively identifying strategic priorities and leading the discussion regarding the execution of the Company’s strategy, discussion at Board meetings is usually led by the Chief Executive Officer. Independent Trustees and management have different perspectives and roles in strategy development. The Company’s independent Trustees bring experience, oversight and expertise from outside the Company, while the Chief Executive Officer brings company-specific experience and expertise. The Board believes that its leadership structure is appropriate because it combines an appropriate balance between independent leadership through the use of a Lead Trustee and strategy development, which results from the Chief Executive Officer leading the discussions on most Board topics.

Committees of the Board of Trustees

The Board of Trustees has standing Audit, Compensation, Nominating and Corporate Governance and Investment/Capital Markets Committees. The functions of each committee are detailed in its respective committee charter, which are available on the Company’s website at www.acadiarealty.com in the “Investors — Corporate Governance” section. Please note that the information on the Company’s website is not incorporated by reference in this Proxy Statement.

The Company’s current standing committees are as follows:

NAME	AUDIT COMMITTEE		COMPENSATION COMMITTEE		NOMINATING AND CORPORATE GOVERNANCE COMMITTEE		INVESTMENT/ CAPITAL MARKETS COMMITTEE

EMPLOYEE TRUSTEE
Kenneth F. Bernstein	—		—		—		X	(2)
NON-EMPLOYEE TRUSTEES
Lee S. Wielansky	—		—		—		X
Douglas Crocker II	—		X		X		X	(1)
Lorrence T. Kellar	X	(1)	X		—		—
Suzanne M. Hopgood	X		—		X	(1)	—
Wendy Luscombe	X		—		X		—
William T. Spitz	X		X	(1)	—		X

(1)	Chairman of the committee.

(2)	Ex-Officio member of the committee.

Audit Committee

The Audit Committee is empowered to engage the Company’s independent registered public accounting firm and review the scope and results of the audit. The Audit Committee examines the accounting practices and methods of control and the manner of reporting financial results. These reviews and examinations include meetings with independent auditors, staff accountants and representatives of management. The results of the Audit Committee’s examinations and the choice of the Company’s independent registered public accounting firm are reported to the full Board of Trustees. The Audit Committee includes no officers or employees of the Company or any of its subsidiaries. The Audit Committee held thirteen meetings during the last fiscal year. See “Report of the Audit Committee.”

The Audit Committee Charter requires that the Audit Committee be comprised of at least three members, each of whom is “independent,” as defined by the listing standards of the New York Stock Exchange and at least one of whom is an “audit committee financial expert” as that term is defined by the SEC.

The following Trustees are members of the Audit Committee: Mr. Kellar (Chair), Ms. Luscombe, Ms. Hopgood and Mr. Spitz. Mr. Kellar and Ms. Luscombe have served as members of the Audit Committee since the 2004 annual meeting, and Ms. Hopgood was appointed as a member in August 2004. Mr. Spitz was appointed a member of the Audit Committee at the February 2010 meeting of the Board. The Board has determined that each of these members meets the independence requirements for members of audit committees prescribed by the listing standards of the New York Stock Exchange. Mr. Kellar serves on the audit committees of three other public companies, which the Board has determined does not impair his ability to serve effectively on the Company’s Audit Committee. The Board has determined that Mr. Kellar and Mss. Hopgood and Luscombe are each an “audit committee financial expert” as that term is defined by the SEC. See the biographical information in “PROPOSAL 1 — ELECTION OF TRUSTEES” for their relevant experience.

Compensation Committee

The Compensation Committee is responsible for administering the Company’s 1999, 2003 and 2006 Share Incentive Plans (the “1999, 2003 and 2006 Plans”) and recommending to the full Board the compensation of the executive officers of the Company, including the Chief Executive Officer. In addition, the Compensation Committee evaluates the Chief Executive Officer’s performance, coordinates and reviews the Company’s succession plans related to the Chief Executive Officer and other executive officers and reports the status of such plans to the Board annually.

The Compensation Committee held four meetings and had numerous telephonic discussions during the last fiscal year.

The Compensation Committee Charter requires that the Compensation Committee be comprised of at least two members, with all committee members being independent as defined by the listing standards of the New York Stock Exchange.

The members of the Compensation Committee during the last fiscal year were Messrs. Spitz (Chair), Kellar and Crocker. Mr. Spitz and Mr. Crocker have served as members since 2007 and Mr. Kellar has served as a member since 2004. The Board of Trustees has determined that each of these members is independent within the meaning of the listing standards of the New York Stock Exchange. See “Acadia Realty Trust Compensation Committee Report.”

For information relating to the compensation consultant hired by the Compensation Committee, please refer to the discussions under the headings “Specific Elements of Acadia Realty Trust’s Executive Compensation Program - A. Base Salaries,” “V. Benchmarking” and “VIII. Specific 2009 Decisions and 2010 Changes” in “Compensation Discussion and Analysis” below.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for reviewing the qualifications and performance of the Board of Trustees and recommending to the Board, nominees for Trustees and Board committees. The Nominating and Corporate Governance Committee is also responsible for recommending to the Board changes in the Company’s Corporate Governance Guidelines. The Nominating and Corporate Governance Committee charter requires the Nominating and Corporate Governance Committee to be comprised of at least two members, each of whom is independent as defined by the listing standards of the New York Stock Exchange.

Members of the Nominating and Corporate Governance Committee during the last fiscal year were Ms. Hopgood (Chair), who has served since the 2004 annual meeting, Ms. Luscombe, who has served since the 2005 annual meeting and Mr. Crocker, who has served since August 2005. The Board of Trustees has determined that each of these members is independent within the meaning of the listing standards of the New York Stock Exchange. The Nominating and Corporate Governance Committee held three meetings during the last fiscal year.

The Nominating and Corporate Governance Committee will consider all shareholder recommendations for candidates for the Board of Trustees. All shareholder recommendations should be sent to the Committee, c/o Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260 White Plains, NY 10605, Attention: Corporate Secretary, and should include all information relating to such person that is required to be disclosed in a proxy statement for the election of Trustees or is otherwise required pursuant to Regulation l4A under the Exchange Act. Shareholders must also include the nominee’s written consent to being named in the Proxy Statement as a nominee and to serving as a Trustee if elected. Furthermore, the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made must include their names and addresses as they appear on the Company’s books, as well as the class and number of Common Shares of the Company that they beneficially own. The Committee may identify other candidates, if necessary, through recommendations from directors, management, employees or outside consultants.

The Committee will review candidates in the same manner regardless of the source of the recommendation. Under the Company’s Bylaws, a shareholder must deliver notice of nominees for Trustee to the Company’s Corporate Secretary not less than 60 days and no more than 90 days prior to the first anniversary date of the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, notice by the shareholder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made.

Trustee Qualifications and Review of Trustee Nominees

The Nominating and Corporate Governance Committee makes recommendations to the Board of Trustees regarding the size and composition of the Board. The Nominating and Corporate Governance Committee annually reviews the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity of backgrounds, experience and competencies required for the Board as a whole and contains at least the minimum number of independent Trustees required by applicable laws and regulations. The Nominating and Corporate Governance Committee is responsible for ensuring that the composition of the Board accurately reflects the needs of the Company to execute its strategic plan and achieve its objectives. In the event the Nominating and Corporate Governance Committee determines that additional expertise is needed on the Board or there is a vacancy, the Nominating and Corporate Governance Committee expects to use its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm.

The Company’s strategic plan can be summarized in the following broad categories:

•	Maintain a strong balance sheet.

•	Maintain a strong core portfolio.

•	Enhance the Company’s external growth platform.

•	Utilize its experienced management team.

In evaluating a Trustee candidate, the Nominating and Corporate Governance Committee considers factors that are in the best interests of the Company and its shareholders, including the knowledge, experience, integrity and judgment of the candidate; the potential contribution of the candidate to the diversity of backgrounds, experience and competencies required by the Board; the candidate’s ability to devote sufficient time and effort to his or her duties as a Trustee; independence and willingness to consider all strategic proposals and oversee the agreed upon strategic direction of the Company; and any other criteria established by the Board as well as other core competencies or technical expertise necessary to fill all of the Board committees.

Each nominee meets the foregoing criteria and also brings a strong and unique background and set of skills to the Board, giving the Board, as a whole, competence and experience in a wide variety of areas. The skills include:

•	General real estate experience;

•	Real estate investment;

•	Asset management experience;

•	REIT experience;

•	Financial expertise;

•	Real estate development experience;

•	Public company board service;

•	Corporate governance expertise;

•	CEO experience;

•	Experience in risk management; and

•	Experience in mergers and acquisitions.

Investment/Capital Markets Committee

The Investment/Capital Markets Committee (the “Investment Committee”) has been established for the primary purpose of (i) screening all transactions that are within certain defined pre-approval limits to ensure such transactions are within such limits, (ii) acting as the pricing committee for all equity offerings and (iii) for other investments and capital market transactions, exercising such authority as is given to it from time to time by the Board of Trustees. The Investment Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as deemed appropriate to perform its duties and responsibilities.

The Investment Committee charter requires that it be comprised of at least three members, each of whom is independent as defined by the listing standards of the New York Stock Exchange. The Company’s Chief Executive Officer is an ex-officio member of the Investment Committee. Messrs. Crocker (Chair) and Wielansky have served as the members of the Investment Committee since the 2004 Annual Meeting and Mr. Spitz has served since 2007. The Board of Trustees has determined that each of these members is independent within the meaning of the listing standards of the New York Stock Exchange. The Investment Committee had one meeting and had telephonic discussions on transactions, as needed, during the last fiscal year.

Communication with Trustees

You may communicate directly with the Board of Trustees by sending correspondence to the Company’s Corporate Secretary at Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605. The sender should indicate in the address whether it is intended for the entire Board, the independent Trustees as a group, or to an individual Trustee. Each communication intended for the Board or independent Trustees received by the Corporate Secretary will be promptly forwarded to the intended recipients in accordance with the sender’s instructions.

Other Corporate Governance Initiatives

The Company has adopted a Code of Ethics for Senior Financial Officers as defined under the rules of the SEC that applies to the Company’s Chief Executive Officer, Senior Vice President-Chief Financial Officer, Senior Vice President-Chief Accounting Officer, Vice President- Controller, Vice President-Financial Reporting, Director of Taxation and Assistant Controllers and all professionals in finance and finance-related departments. The Company also has a Code of Business Conduct and Ethics that applies to the Company’s Trustees, officers and employees.

The Company regularly monitors developments in the area of corporate governance and continues to enhance the Company’s corporate governance structure based upon a review of new developments and recommended best practices. The Company’s corporate governance materials, including the Company’s Corporate Governance Guidelines, Code of Business Conduct Ethics, Whistle Blower Policy, Code of Ethics for Senior Financial Officers and standing committee charters may be found on the Company’s web site at www.acadiarealty.com in the “Investors — Corporate Governance” section. Copies of these materials are also available to shareholders upon written request to the Company’s Corporate Secretary, Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605.

Risk Oversight

The entire Board and each of its committees are involved in overseeing risk associated with the Company. The Board and the Audit Committee monitor the Company’s financial and regulatory risk through regular reviews with management and internal and external auditors and other advisors. In its periodic meetings with the internal auditors and the independent accountants, the Audit Committee discusses the scope and plan for the internal audit and includes management in its review of accounting and financial controls and assessment of business risks. The Board and the Nominating and Corporate Governance Committee monitor the Company’s corporate governance policies and procedures by regular review with management and outside advisors. The Board and the Compensation Committee monitor CEO succession and the Company’s compensation policies and related risks by regular reviews with management and the Committee’s outside advisors.

As part of its oversight of the Company’s executive compensation program, the Compensation Committee considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. In addition, the Company reviews all of its compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. Based on these reviews, the Company has concluded that its compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company’s authorized capital consists of 100,000,000 Common Shares. As of March 31, 2010, the Company had 40,118,436 Common Shares outstanding, which shares were held by 331 record holders. In addition, as of March 31, 2010, the Company had 474,429 units (“OP Units”) of limited partnership interest outstanding in Acadia Realty Limited Partnership, a Delaware limited partnership of which the Company serves as general partner (the “Operating Partnership”).

The Company is not aware of any person or any group within the meaning of Section 13(d)(3) of the Exchange Act that is the beneficial owner of more than five percent of any class of the Company’s voting securities other than as set forth in the table below. The Company does not know of any arrangements at present, the operation of which may, at a subsequent date, result in a change in control of the Company.

The following table sets forth, as of March 31, 2010, certain information concerning the holdings of each person known to the Company to be beneficial owner of more than five percent of the Common Shares at March 31, 2010, all Common Shares beneficially owned by each Trustee, each nominee for Trustee, each Named Executive Officer named in the Summary Compensation Table appearing elsewhere herein and by all Trustees, and executive officers as a group. Each of the persons named below has sole voting power and sole investment power with respect to the shares set forth opposite his or her name, except as otherwise noted.

Beneficial Owners	Number of Common Shares Beneficially Owned		Percent of Class

5% Beneficial Owners
Blackrock, Inc. (1)	4,060,118		10.12
The Vanguard Group, Inc. (2)	3,515,131		8.76
Entities Affiliated with Invesco Ltd, (3)	3,495,507		8.71
FMR LLC (4)	3,312,641		8.26
Entities Affiliated with Morgan Stanley (5)	2,828,723		7.05
ING Clarion Real Estate Securities, LLC (6)	2,108,795		5.26

Trustees and Executive Officers (7)
Kenneth F. Bernstein	803,404	(8)	1.98
Joel Braun	54,045	(9)	*
Robert Masters	64,110	(10)	*
Joseph Napolitano	21,145	(11)	*
Michael Nelsen	29,010	(12)	*
Douglas Crocker II	21,577	(13)	*
Suzanne M. Hopgood	20,458	(14)	*
Lorrence T. Kellar	33,253	(15)	*
Wendy Luscombe	17,874	(16)	*
William T. Spitz	9,961	(17)	*
Lee S. Wielansky	31,220	(18)	*
All Executive Officers and Trustees as a Group (13 persons)	1,191,035	(19)	2.93

Notes:

*	Represents less than 1%.

(1)

Other than the information relating to its percentage of ownership of the Company’s Common Shares, the beneficial ownership information with respect to Blackrock, Inc. is based solely on a Schedule 13G (the “Blackrock, Inc. 13G”) filed with the SEC on January 8, 2010 by Blackrock, Inc.

The principal business office address of Blackrock, Inc. is 40 East 52nd Street, New York, NY 10022. According to the Blackrock, Inc. 13G, the reporting entities ownership of the Company’s Common Shares is as follows:

Number of shares beneficially owned by each reporting person with:

	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power

Blackrock, Inc.	4,060,118	—	4,060,118	—

(2)

Other than the information relating to its percentage of ownership of the Company’s Common Shares, the beneficial ownership information with respect to The Vanguard Group Inc. (“The Vanguard Group”) is based solely on a Schedule 13G (the “Vanguard 13G”) filed with the SEC on February 4, 2010 by The Vanguard Group.

According to the Vanguard 13G, Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, is the beneficial owner of 57,844 Common Shares outstanding of the Company as a result of its serving as investment manager of collective trust accounts. VFTC directs the voting of these shares.

The principal business office address of The Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355. According to the Vanguard 13G, The Vanguard Group’s ownership of the Company’s common stock is as follows:

Number of shares beneficially owned by each reporting person with:

	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power

The Vanguard Group	57,844	—	3,457,287	57,844

(3)

Other than the information relating to their percentage of ownership of the Company’s Common Shares, the beneficial ownership information with respect to these entities is based solely on a Schedule 13G (the “Invesco 13G”) filed with the SEC on February 11, 2010 by Invesco Ltd as a parent holding company for its subsidiaries listed below.

The principal business office address of Invesco Ltd. is 1555 Peachtree Street NE, Atlanta, GA 30309. According to the Invesco 13G, the reporting entities ownership of the Company’s Common Shares is as follows:

Number of shares beneficially owned by each reporting person with:

	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power

Invesco Institutional (N.A.), Inc.	2,396,291	50,579	3,377,113	20,325
Invesco Global Asset Management (N.A.), Inc.	—	—	91,242	—
Invesco Management S.A.	2,265	—	2,265	—
Invesco PowerShares Capital Management LLC	4,562	—	4,562	—

(4)

Other than the information relating to its percentage of ownership of the Company’s Common Shares, the beneficial ownership information with respect to FMR LLC is based solely on a Schedule 13G (the “FMR LLC 13G”) filed with the SEC on February 16, 2010 by FMR LLC.

According to the FMR LLC 13G, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 2,779,041 Common Shares outstanding of the Company as a result of its serving as an investment advisor to various investment companies.

The number of shares of Common Stock of Acadia Realty Trust owned by the investment companies at December 31, 2009 included 674,248 shares of Common Stock resulting from the assumed conversion of $20,810,000 principal amount of the Company’s 3.75% unsecured Convertible Notes (the “Notes”) (32.4002 shares of

Common Stock for each $1,000 principal amount of Notes). According to the FMR LLC 13G, Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 2,779,041 shares owned by the Funds.

According to the FMR LLC 13G, Pyramis Global Advisors Trust Company (“PGATC”), a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 533,600 Common Shares outstanding of the Company as a result of its serving as an investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGATC, each has sole dispositive power over 533,600 shares and sole power to vote or to direct the voting of 533,600 shares owned by the institutional accounts managed by PGATC as reported above.

The principal business office address of FMR LLC is 82 Devonshire Street, Boston, MA 02109. According to the FMR LLC 13G, the reporting entities ownership of the Company’s Common Shares is as follows:

Number of shares beneficially owned by each reporting person with:

	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power

FMR LLC	533,600	—	3,312,641	—

(5)

Other than the information relating to their percentage of ownership of the Company’s Common Shares, the beneficial ownership information with respect to these entities is based solely on a Schedule 13G/A (the “Morgan Stanley 13G”) filed with the SEC on February 12, 2010 by Morgan Stanley and Morgan Stanley Investment Management Inc.

According to the Morgan Stanley 13G, the securities being reported upon by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by Morgan Stanley Investment Management Inc., an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) as amended. Morgan Stanley Investment Management Inc. is a wholly-owned subsidiary of Morgan Stanley.

The principal business office address of Morgan Stanley is 1585 Broadway, New York, NY 10036. The principal business office address of Morgan Stanley Investment Management Inc. is 522 Fifth Avenue New York, NY 10036. According to the Morgan Stanley 13G, the reporting entities ownership of the Company’s Common Shares is as follows:

Number of shares beneficially owned by each reporting person with:

	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power

Morgan Stanley	2,208,536	—	2,828,723	—
Morgan Stanley Investment Management Inc.	1,815,062	—	2,435,249	—

(6)

Other than the information relating to its percentage of ownership of the Company’s Common Shares, the beneficial ownership information with respect to ING Clarion Real Estate Securities, LLC (“ING Clarion”) is based solely on a Schedule 13G filed with the SEC on February 12, 2010 by ING Clarion (“ING Clarion 13G”).

The principal business office address of ING Clarion is 201 King of Prussia Rd, Suite 600, Radnor, PA 19087. According to the ING Clarion 13G, ING Clarion’s ownership of the Company’s Common Shares is as follows:

Number of shares beneficially owned by each reporting person with:

	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power

ING Clarion Real Estate Securities, LLC	1,048,750	1,853	2,108,795	—

(7)	The principal business office address of each such person is c/o Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, NY 10605.

(8)

The Common Shares beneficially owned by Mr. Bernstein in his individual capacity consist of (i) 331,255 OP Units which are immediately exchangeable into a like number of Common Shares and 36,456 LTIP Units (as hereinafter defined), (ii) 379,793 Common Shares and (iii) 55,900 vested options issued pursuant to the 1999, 2003 and 2006 Share Incentive Plans. The amount reflected does not include 244,361 Restricted LTIP Units (as hereinafter defined) and 28,598 Restricted Shares (as hereinafter defined), none of which will vest in the next 60 days.

(9)

Represents (i) 6,667 OP Units which are immediately exchangeable into a like number of Common Shares and 15,372 LTIP Units (ii) 18,766 Common Shares and (iii) 13,240 vested options issued pursuant to the 1999, 2003 and 2006 Share Incentive Plans. The amount reflected does not include 71,971 Restricted LTIP Units and 33,143 Restricted Shares, none of which will vest in the next 60 days.

(10)

Represents (i) 51,164 Common Shares, (ii) 6,557 LTIP Units and (iii) 6,389 vested options issued pursuant to the 1999, 2003 and 2006 Share Incentive Plans. The amount reflected does not include 60,388 Restricted LTIP Units and 6,044 Restricted Shares which, none of which will vest in the next 60 days.

(11)

Represents (i) 3,318 Common Shares, (ii) 11,687 LTIP Units and (iii) 6,140 vested options issued pursuant to the 1999, 2003 and 2006 Share Incentive Plans. The amount reflected does not include 49,739 Restricted LTIP Units and 5,664 Restricted Shares, none of which will vest in the next 60 days.

(12)

Represents (i) 16,799 Common Shares, (ii) 6,547 LTIP Units and (iii) 5,664 vested options issued pursuant to the 2003 and 2006 Share Incentive Plans. The amount reflected does not include 27,301 Restricted LTIP Units and 4,389 Restricted Shares, none of which will vest in the next 60 days.

(13)

Represents 10,000 vested options issued pursuant to the 1999, 2003 and 2006 Share Incentive Plans and 11,577 Common Shares. The amount reflected does not include 3,333 Restricted Shares, none of which will vest in the next 60 days.

(14)	Represents 9,000 vested options issued pursuant to the 1999, 2003 and 2006 Share Incentive Plan and 11,458 Common Shares.

(15)

Represents 10,000 vested options issued pursuant to the 1999, 2003 and 2006 Share Incentive Plan and 23,253 Common Shares. 23,135 of these Common Shares are held in a margin account. The amount reflected does not include 3,333 Restricted Shares, none of which will vest in the next 60 days.

(16)

Represents 9,000 vested options issued pursuant to the 1999, 2003 and 2006 Share Incentive Plan and 8,874 Common Shares. The amount reflected does not include 3,333 Restricted Shares, none of which will vest in the next 60 days.

(17)	Represents 9,961 Common Shares. The amount reflected does not include 3,333 Restricted Shares, none of which will vest in the next 60 days.

(18)

Represents 9,000 vested options issued pursuant to the 1999, 2003 and 2006 Share Incentive Plans and 22,220 Common Shares. The amount reflected does not include 3,333 Restricted Shares, none of which will vest in the next 60 days.

(19)	See Notes (8) through (18).

ACADIA REALTY TRUST
COMPENSATION COMMITTEE REPORT (1)

Executive Summary

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and, based on this review and discussion, has recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K and the Company’s Proxy Statement. The members of the Compensation Committee for the 2009 fiscal year were Messrs. Spitz, Kellar, and Crocker.

COMPENSATION COMMITTEE
William T. Spitz, Chairman
Lorrence T. Kellar
Douglas Crocker II

(1) Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report is not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

COMPENSATION DISCUSSION AND ANALYSIS

Discussed and analyzed below are the Company’s compensation programs for its Named Executive Officers who are included in the Summary Compensation Table on page 22 (collectively, the “Named Executive Officers” or “NEOs”).

I.	Objectives of Acadia Realty Trust’s Executive Compensation Program

The Company’s success depends on developing, motivating and retaining executives who have the skills and expertise to lead a fully integrated, self-managed and self-administered equity REIT. In designing its executive compensation program, the Company seeks to give the Board of Trustees, the shareholders, and the management team a clear understanding of how total compensation is determined. The ultimate goals for all parties involved are fairness, transparency, predictability, retention and performance maximization.

The executive compensation program is designed to help the Company achieve the objectives that are reflected in the Compensation Committee’s Charter which is available on the Company’s website at www.acadiarealty.com in the “Investors — Corporate Governance” section.

The Compensation Committee’s executive compensation objectives are as follows:

1.	Motivating the Company’s Named Executive Officers to create maximum shareholder value.

2.	Providing incentives to the Company’s Named Executive Officers that reward dedication, hard work and success.

3.	Providing a compensation program that ensures “pay for performance.”

4.	Aligning the interests of the Company’s Named Executive Officers and shareholders as closely as possible.

5.	Aligning the interests of the Company’s Named Executive Officers and the Company’s external fund investors as closely as possible.

6.	Creating the right mix of long-term incentives to motivate and to retain the Company’s Named Executive Officers.

7.	Creating an incentive compensation program that can go beyond the Company’s Named Executive Officers and be utilized throughout the organization.

The following sections describe the components of the Company’s executive compensation program and the process for determining the compensation of the Named Executive Officers. The process includes input from the Chief Executive Officer (“CEO”) (except with respect to his own compensation), the Compensation Committee and the Board of Trustees and an objective review of the Company’s performance, the individual Named Executive Officer’s performance and the individual Named Executive Officer’s unit performance. For a discussion of compensation for the members of the Board of Trustees, see “Board of Trustees Compensation.”

II.	Specific Elements of Acadia Realty Trust’s Executive Compensation Program

The Company’s executive compensation program reflects the Company’s desire to have a compensation structure that has sufficient depth to encourage its management team to meet the short-term and long-term objectives described above (see the discussion under “Objectives of Acadia Realty Trust’s Executive Compensation Program”), but also sufficient clarity to ensure that the Board of Trustees, shareholders and the management team have an understanding of how total compensation is determined. The Company’s executive compensation program’s overall guiding principle of “pay for performance” consists of four main elements:

A	Minimal base salaries

B	Discretionary, performance-based incentive compensation

C	Post-employment severance and change in control payments

D	Standard employee benefit plans

A.	Base Salaries

The starting point for the Company’s executive compensation program is an annual base salary. The Compensation Committee recommends to the full Board of Trustees the base salaries for the Named Executive Officers as fixed amounts to provide the minimum amount of compensation that a Named Executive Officer will receive in a given year. Base salaries are reviewed annually and adjusted to reflect market data, individual circumstances, such as promotions, as well as the Company’s performance and existing economic conditions.

The Compensation Committee’s base salary recommendations for the Named Executive Officers are generally made on a discretionary basis from year to year, with the objective of providing a minimal base salary and placing an emphasis on incentive based compensation. Market data provided by FTI Schonbraun McCann Group, a real estate advisory practice of FTI Consulting, Inc. (“SMG” or “Compensation Committee Consultant”) related to the base salaries of the Company’s peer group discussed below (the “Peer Group”) is also used by the Compensation Committee to determine base salary recommendations. The Compensation Committee does not believe narrow quantitative measures or formulas are sufficient for determining the Named Executive Officers’ compensation.

The Compensation Committee engaged SMG as its independent third party consultant to obtain executive compensation information for the Peer Group. The Peer Group compensation information provided by SMG, at the direction of the Compensation Committee, for each executive position included, among other things, base salary, annual cash incentive awards, long-term incentive awards and total compensation at the 25th, 50th, and 75th percentiles and the average. SMG serves only as an advisor to the Compensation Committee by providing data relevant to REIT peers and discussing compensation practices as directed by the Compensation Committee. SMG also reviews proposed recommendations made to the Compensation Committee by management and provides commentary regarding the reasonableness of such pay programs and pay level adjustments. SMG and its affiliates have not been retained to provide any other services to the Company.

B.	Performance Incentive Compensation

The Compensation Committee and the Board of Trustees have sought to emphasize long-term performance through shifting the emphasis for executive compensation from cash bonuses to shares of common stock subject to vesting and, in some instances, benchmarking (“Restricted Shares”), long-term partnership units (“LTIP Units”) that are subject to vesting and, in some instances, benchmarking (“Restricted LTIP Units”) and the Long Term Investment Alignment Program (described below). Incentive awards reflect the Compensation Committee’s recommendations to the full Board of Trustees because they are based on the committee’s discretionary assessment of corporate, business unit and individual performance of each Named Executive Officer (with the assistance of the CEO for Named Executive Officers other than himself). The Compensation Committee makes incentive compensation recommendations at its January meeting for subsequent approval by the Board of Trustees, with incentive awards being made in the first quarter of each year for the prior year performance.

In keeping with the long-term and highly technical nature of the Company’s business, the Compensation Committee places significant emphasis on a long-term approach to executive compensation while balancing the short-term needs of its executives. Incentive awards are discretionary and based on corporate, business unit and individual’s performance and are intended to develop and retain strong management through, in part, cash bonuses, but with an emphasis on share ownership and incentive awards whose value will vary depending on future corporate and external investment performance. These ownership opportunities and awards also provide a retention benefit, as they vest in the future. They include benchmarking so that higher Company performance is required. The Company has historically used Restricted Shares and options to purchase Common Shares issued under its 1999, 2003 and 2006 Share Incentive Plans, principally through its Restricted Share Bonus Program (described below) and Restricted LTIP Units as its primary form of long-term incentive compensation. Because the Company’s long-term incentive program is designed to motivate the Company’s Named Executive Officers, the Company does not consider prior amounts realized in setting future compensation levels.

          (1) Long Term Incentive Program Units

In 2007, the Compensation Committee recommended and the Board of Trustees approved a program to issue Restricted LTIP Units to the Named Executive Officers as part of a Restricted LTIP Unit program that granted a choice between Restricted LTIP Units and Restricted

Shares for 2007 and 2008. Restricted LTIP Units are similar to Restricted Shares but unlike Restricted Shares, provide for a quarterly partnership distribution in a like amount as paid to holders of common partnership units. The Restricted LTIP Units are convertible into common partnership units and Common Shares upon vesting. Vesting, which is subject to the recipient’s continued employment with the Company through the applicable vesting dates, which occur pro rata over five years from the date of grant. In addition, the vesting of a certain portion of the Restricted LTIP Units is contingent upon the Company’s shareholder return exceeding certain thresholds in the year such vesting is scheduled to occur. (See the discussion below under “Method for Determining Executive Compensation”).

          (2) Restricted Shares

Restricted Shares generally carry many of the rights of unrestricted Common Shares, but may not be transferred, assigned or pledged until the recipient has a vested, non-forfeitable right to these shares. Vesting, which is subject to the recipient’s continued employment with the Company through the applicable vesting dates occurs pro rata over five years from the date of grant. In addition, the vesting of a certain portion of the Restricted Shares is contingent upon the Company’s shareholder return exceeding certain thresholds in the year such vesting is scheduled to occur. (See the discussion below under “Method for Determining Executive Compensation”). Recipients of Restricted Shares do not receive dividends on those shares until they vest, at which time they receive a lump sum cash payment for all the dividends that were paid to holders of our Common Shares during the period from the date of grant of the Restricted Shares to the date the Restricted Shares vest.

          (3) Stock Options

Although the Company has the discretion to award options pursuant to the 2006 Share Incentive Plans, it has not done so in the last three years and has no present intention to do so, which is consistent with industry and marketplace practices that are moving toward Restricted Shares, Restricted LTIP Units and other incentive based awards or direct ownership based awards.

          (4) Long Term Investment Alignment Program

In reviewing overall compensation for the Named Executive Officers, the Company continually seeks methods to enhance its “pay for performance” philosophy. In an effort to further ensure that management’s investment focus remains on the ultimate success of the investment, in 2009, the Compensation Committee recommended and the full Board approved the addition of a component of compensation called the Long Term Investment Alignment Program (the “Program”). The Program provides an incentive for high, long-term performance. The Company’s current business model aims to create shareholder value by increasing earnings through the profitable management of joint venture investment funds. As described herein, the Board of Trustees believes this form of compensation greatly benefits the Company’s shareholders.

The Program is designed to accomplish the following:

•	Reward management for true, long-term performance and not simply for making investment decisions without consideration of actual value realized.

•

Motivate management to deliver superior returns to external investors, as well as to the Company through its direct investment, through strategic investments and successful liquidation of Acadia Strategic Opportunity Fund III LLC (“Fund III”) and thereby increasing shareholder value.

•	Provide a retention tool for years to come.

•	Further align the interests of management and shareholders and external investors.

The Program is directly tied to the actual performance of Fund III and is designed as follows: The Company is entitled to a profit participation (the “Promote”) of 20% of all cash distributed from Fund III in excess of (i) the return of all invested capital and (ii) the 6% preferred rate of return (i.e., 6% IRR). Fund III’s total committed capital is $502.5 million of which $ 96.5 million is currently invested. Thus, if all of Fund III’s committed capital is invested, the investors are entitled to receive a return of $502.5 million plus all accrued preferred return thereon before the Promote is paid. If and when the investors receive the return of their capital and the 6% preferred return, the Company is entitled to 20% of each additional dollar distributed thereafter as the Promote. Under the Program, the Company may award up to 25% of its Promote to senior executives, or 5% of each dollar distributed by Fund III after the preferred return has been paid to investors. Each individual’s allocation of the 25% of the Promote awarded to senior executives includes time-based, annual vesting over a five year period from the grant date with 10% in years 1 and 2, 20% in years 3 and 4 and 40% in year 5.

If the Fund III investors do not receive a return of all their invested capital and the 6% preferred return, no Promote will be paid to the Company and senior executives will receive no compensation under the Program. There is no interim profit participation on a transaction by transaction basis and thus a greater emphasis is placed on all investments being carefully selected and managed for the long term. The Program increases the alignment between senior executives and the Fund III investors. Additionally, it should be noted that the Company is a significant Fund III investor, with a 20% investment. The long term success of Fund III benefits the Company, and thus shareholders, through both its capital investment and the Promote.

In 2009 and 2010, the awards listed below, as a percentage of the potential Promote, were made as a result of the recommendation of the Compensation Committee and approval by the Board of Trustees. The awards are reflective of each Named Executive Officer’s role in connection with investments made in Fund III. In the future, the Compensation Committee and the Board of Trustees may or may not recommend or approve awards to executive officers of additional allocations up to the permitted 25%.

	2009 Award	2010 Award	Total
Name	Percentage	Percentage	Percentage

Kenneth F. Bernstein	6.25%	0.625%	6.875%
Joel Braun	2.5%	0.3125%	2.8125%
Michael Nelsen	0.75%	0.125%	0.875%
Robert Masters	0.75%	0.125%	0.875%
Joseph Napolitano	0.75%	0.125%	0.875%

Total	11.00%	1.3125%	12.3125%

As of March 31, 2010, the Company has determined that the awards currently have no value.

          C.     Post-employment Severance and Change in Control Payments; Recoupment of Awards

The Company offers post-employment severance and change in control (within the meaning of the 1999, 2003 and 2006 Share Incentive Plans “Change in Control”) payments to its Named Executive Officers based on the circumstances of termination. The Company includes severance and Change in Control payments as an element of its executive compensation structure to support the compensation elements described above. These payments provide an incentive for Named Executive Officers to achieve the performance goals described above by providing assurance that past achievements will be recognized in certain circumstances in which the Company experiences a Change in Control or the Named Executive Officer experiences a separation from service. However, the Company’s severance and Change in Control payment structure also serves an important retention function by providing for forfeiture of awards in appropriate circumstances, such as in the event of a termination for cause.

          D.     Deferred Compensation

Pursuant to the Company’s 2006 Deferred Compensation Plan, as detailed in the section, entitled, “Board of Trustees Compensation” below, the Named Executive Officers may elect to defer receipt of any portion their annual compensation. To date, no Named Executive Officer has elected to defer his compensation.

          E.     Standard Employee Benefit Plans

The Company provides a variety of medical, dental, life, disability and accidental death and dismemberment insurance policies that are generally available to all of its full-time employees. The Company also provides a contributory 401(k) savings plan to employees of the Company (the “401(k) Plan”), which provides for matching contributions of 50% up to the first 6% of the participant’s base salary contributed to the 401K (k) Plan. The All Other Compensation Table summarizes the matching contributions that the Company made to the Named Executive Officers under the 401(k) Plan for the fiscal years ended December 31, 2009, 2008 and 2007. The costs of these benefits constitute only a small percentage of each of the Company’s Named Executive Officer’s total compensation.

In 2003, the Company instituted the Acadia Realty Trust Employee Share Purchase Plan (the “Share Purchase Plan”). The Share Purchase Plan allows eligible employees of the Company to purchase, through payroll deductions, Common Shares of beneficial interest in the Company at a 15% discount to the closing price of the Company’s Common Shares on either the first day or the last day of the quarter, whichever is lower. The Share Purchase Plan is designed to retain and motivate the employees of the Company and its designated affiliates by encouraging them to acquire ownership in the Company. The Company has reserved 100,000 Common Shares for issuance under the Share Purchase Plan. The Share Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the United States Internal Revenue Code of 1986, as amended, which allows an employee to defer recognition of taxes when purchasing Common Shares under such a plan. During 2009, 2008 and 2007, 8,744, 7,499 and 7,123 Common Shares, respectively, were purchased by employees under the Share Purchase Plan.

III.          Method for Determining Executive Compensation

In evaluating executive compensation, the Compensation Committee considers an annual report and recommendations that the Company’s CEO provides (other than for himself) for the Company’s Named Executive Officers and other senior officers. In addition, the Compensation Committee Consultant advises the Compensation Committee on executive compensation. The Compensation Committee is responsible for recommending the CEO’s compensation to the independent Trustees. The CEO does not participate in approving his own compensation. The Compensation Committee continually focuses on attaining the right balance between company size, complexity of the business model and performance, and considers Peer Group data provided by Compensation Committee Consultant and surveys with respect to other publicly-traded REIT’s of comparable size to the Company (see below for further information). The Compensation Committee uses the Peer Group data to compare the companies’ executive compensation programs as a whole and the total compensation of individual executives. The Committee does not identify a particular level of competitiveness with other companies, but tries to attain a target and range of compensation for each position that was competitive in the marketplace.

The Company’s size can impact management’s scope of responsibility and, thus, should be a component of the compensation analysis, but absolute and relative performance is also a critical component as well as the sophisticated nature of the Company’s business. The Compensation Committee also takes into account the complicated fund structure and the value-added nature of the Company’s business when comparing executive compensation with companies of similar market capitalization but with less of a growth and redevelopment focus.

IV.          How the Elements of Executive Compensation Interact and Affect Each Other

The Company believes the four elements of its executive compensation structure – minimal base salary, performance incentive compensation, post-employment severance and Change in Control payments and standard employee benefits – are well aligned with the Company’s seven overall executive compensation objectives listed above under “Objectives of Acadia Realty Trust’s Executive Compensation Program.” The Company believes that a well-proportioned mix of reliable compensation in the form of a base salary with compensation intended to provide incentives and rewards for dedication, hard work, and success in the form of performance incentive compensation will produce a high level of performance for the Company and will promote the Company’s “pay for performance” philosophy.

Overall, the Company’s Compensation Committee has endeavored to structure the total compensation of the Company’s Named Executive Officers in a manner that is competitive in the REIT industry, while emphasizing performance-based compensation more heavily than base salaries. In this way, the Company’s Named Executive Officers receive compensation that is as closely aligned as feasible with the interests of the Company’s shareholders. Further, the Company’s executive compensation structures advance the Company’s overall objectives by (i) maximizing retention, (ii) increasing motivation and (iii) aligning the Named Executive Officer with overall shareholder interests.

V.          Benchmarking

In 2009, the Compensation Committee Consultant prepared a Peer Group analysis to determine the range of base salary, annual cash bonus and long-term compensation awards paid to executives in similar positions to the Company. The Peer Group constituents were determined based on several factors, including historical Peer Group companies, equity market capitalization, industry sector, business model and geographic location. The composition of the Peer Group may change from year to year based on market developments and merger and acquisition activity, among other factors, although, in 2009 no adjustments to the Peer Group were made. The Peer Group analysis was based on information disclosed in 2009 Proxy Statements, which reported fiscal year 2008 compensation which is the most recent publicly available data. The Peer Group data is used as a tool to ensure that the Company’s compensation philosophy is consistent with current market practices and there is an appropriate link between performance and pay. Additionally, the Compensation Committee Consultant reviewed compensation structures and anticipated year over year adjustments in the private real estate environment but did not consider actual compensation levels. Such information was used as an additional reference point in considering the Long Term Investment Alignment Program described herein.

2009 Peer Group

Listed below are the 17 publicly-traded REITs in the 2009 Peer Group, with equity market capitalizations ranging from approximately $30 million to $6.5 billion with a median equity market capitalization of approximately $1.6 billion as compared to the Company’s equity market capitalization of approximately $671 million as of December 31, 2009. Additionally, the 2009 Peer Group had median total assets under management of approximately $3.2 billion, as compared to the Company’s total assets of approximately $1.4 billion. The Peer Group generally includes shopping center REITs but also includes select companies in the multi-family, mortgage, industrial and net-lease REIT sectors that also manage joint venture investment funds.

Camden Property Trust
Capital Trust, Inc.
CBL and Associates Properties, Inc.
Cedar Shopping Centers, Inc.
Developers Diversified Realty Corporation
DCT Industrial Trust, Inc.
Equity One, Inc.
Federal Realty Investment Trust
Kimco Realty Corporation
National Retail Properties, Inc.
Pennsylvania Real Estate Investment Trust
ProLogis
Ramco-Gershenson Properties
Regency Centers Corporation
Tanger Factory Outlet Centers, Inc.
Weingarten Realty Investors
W.P. Carey & Co. LLC

VI.          Timing of Equity Grants

The Company does not in any way time its stock awards to the release of material non-public information. The CEO meets with the Compensation Committee in December or January of each year and recommends the stock awards to be granted for the current year. The Compensation Committee reviews the recommendations and then recommends the awards to the full Board of Trustees for approval. The awards are granted in the first quarter of the following year. There is no consequence for selling vested shares but the Company does encourage Named Executive Officers and Trustees to hold and has approved guidelines for ownership for Named Executive Officers and Trustees as follows:

The Board of Trustees has instituted a stock ownership policy (“SOP”), containing guidelines for Named Executive Officers and Trustees to own at all times a certain level of the Company’s Common Shares. This policy further aligns Named Executive Officers and Trustees’ interests with those of shareholders. The SOP has the additional purpose of helping the Company’s Named Executive Officers build wealth that they may use as a source of supplemental retirement income. Although not mandatory, the recommended targets are as follows:

•	Ten times salary plus cash bonus for the Chief Executive Officer

•	Four times salary plus cash bonus for the Chief Investment Officer

•	Three times salary plus cash bonus for other Named Executive Officers

•	Three times total annual fees for non-employee Trustees

As of December 31, 2009, two of the Named Executive Officers, including the CEO, met the recommended targets. The Company and the Board will continue to encourage the remaining Named Executive Officers to meet the guidelines in a reasonable timeframe. The other provisions of the policy are:

•	Common Shares, Restricted Shares, Restricted LTIP Units and OP Units count toward the standard. Options do not count toward the standard.

•	Newly Named Executive Officers and Trustees have five years to reach the standard that applies to them.

•	Named Executive Officers and Trustees are encouraged to achieve and maintain the target level of ownership until they leave the Company or Board, as applicable.

•

The policy constitutes a set of guidelines. As such, it does not set forth any penalties for non-compliance. The treatment of non-compliance is left to the discretion of the Board, in collaboration with the CEO and the Compensation Committee.

VII.          Impact of Accounting and Tax Treatment

Accounting Treatment

The Company expenses the cost of stock-based compensation, including Restricted Shares and Restricted LTIP Units, in its financial statement in accordance with Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation – Stock Compensation” (“ASC Topic 718”).

Tax Treatment

The Compensation Committee has reviewed the Company’s compensation policies in light of Section 162(m) of the Internal Revenue Code, as amended, which generally limits deductions for compensation paid to certain executive officers to $1,000,000 per annum (although certain performance based compensation is not subject to that limit), and determined that the compensation levels of the Company’s CEO and CIO (but no other Named Executive Officers) could be affected by such provisions. The Compensation Committee intends to continue to review the application of Section 162(m) to the Company with respect to any future compensation programs considered by the Company. In view of its overall executive compensation structure, the Compensation Committee has determined that it is appropriate for the CEO and CIO to have the potential to receive compensation that is not deductible under Section 162(m).

VIII.         Relationship of Compensation Policies and Practices to Risk Management.

The Compensation Committee has considered the risks arising from the Company’s compensation policies and practices for its employees, and does not believe those risks are reasonably likely to have a material adverse effect on the Company.

IX.          Specific 2009 Decisions and 2010 Changes

Salary

Working with SMG, the Compensation Committee reviewed the base salaries of the Named Executive Officers for 2009 and 2010. Based on market data supplied by SMG, the Compensation Committee determined that Mr. Bernstein’s 2009 salary of $460,000 was below the 50th percentile of CEO salaries in the Company’s Peer Group, which is the primary metric used to determine competitive norms for executives’ salaries. Notwithstanding the continued solid performance of Messrs. Bernstein and Braun and the other Named Executive Officers, given the extraordinary current economic conditions, the Compensation Committee recommended and the Board of Trustees determined that salaries for the Named Executive Officers would remain unchanged for 2010 over 2009.

Performance and Time-Based Incentive Awards

On March 1, 2010, the Board of Trustees approved 2009 cash bonus and long-term incentive awards as follows:

			Long-term Incentive Awards (1)

Name	Annual Cash Bonus	Annual Bonus Units Time-Based (1)	Time-Based	Performance- Based

Kenneth F. Bernstein	$—	$1,182,209	$443,328	$443,328
Michael Nelsen	94,150	56,213	70,266	70,283
Joel Braun	151,750	211,434	158,567	158,584
Robert Masters (2)	—	187,393	70,266	70,283
Joseph Napolitano	88,125	40,922	61,382	61,399

Footnote:

(1) Calculated in accordance with ASC Topic 718.

(2) Mr. Masters was also awarded $375,000 of Restricted LTIP Units as an additional incentive bonus by the Board. The time-based award vests over five years with 20% vesting on each anniversary of the Grant Date. This incentive bonus reflects Mr. Masters’ long term and superior service to the Company over the last decade. Further, the award is an incentive to Mr. Masters to continue his leadership in the future.

The foregoing awards reflect the subjective evaluation of the CEO (with the exception of his own award), the Compensation Committee and the Board of Trustees based on Company performance, individual performance and individual’s unit performance. Specifically, the determination of the awards listed above is weighted 70% for Company performance and 30% for individual and individual’s unit performance. In addition, the Compensation Committee considered the CEO’s specific recommendations (with the exception of his own award) and the Compensation Committee Consultant’s findings in determining the awards.

The annual bonus unit awards consist of non-vested Restricted LTIP Units. These time-based Restricted LTIP Units will vest as follows: 20% will vest on January 6, 2011 and 20% will vest on each anniversary thereof until January 6, 2015.

The total long-term incentive awards consist of non-vested Restricted LTIP Units and were allocated 50% as time-based awards and 50% as performance-based awards. These Restricted LTIP Units will vest as follows: 20% will vest on January 6, 2011 and 20% will vest on each anniversary thereof until January 6, 2015, provided that with respect to each year and each recipient, 50% of the awards require the Company to achieve the benchmarks established by the Board. The allocation of the long-term incentive awards between time-based and performance-based awards recognizes that long-term incentive awards, in part, reward past performance. In addition, however, the awards are used as a retention device to reward not only time but effort as well, thus the use of benchmarking. In order to reach the benchmarks established by the Board, one of the following must occur: (i) the Company must achieve a 7% or greater increase in funds from operation (“FFO”); (ii) FFO growth must be equal to or greater than the top one-third of the Peer Group, as determined by the Compensation Committee; (iii) the Company must achieve a 10% annual total shareholder return; or (iv) the total annual shareholder return must be equal to or greater than the top one-third of the Peer Group. The target incentive opportunity for the Company’s Named Executive Officers was set within the range of competitive norms (based on data provided by SMG) for competitive market levels of total cash compensation. The Compensation Committee determined the vesting schedules for awards based on the vesting schedules for the Named Executive Officer’s existing equity awards, with due regard for competitive norms on vesting of equity awards for executives.

The following table lists the annual compensation for the fiscal years 2009, 2008, and 2007 awarded to the Named Executive Officers.

SUMMARY COMPENSATION TABLE

For information relating to the elements of compensation discussed in the Summary Compensation Table, please refer the “Compensation Discussion and Analysis” above.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Options Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total Compensation ($) (3)

Kenneth F. Bernstein	2009	$460,000	$—	$728,608	$—	—	—	$37,495	$1,226,103
Chief Executive Officer	2008	$460,000	$750,000	$1,895,051	$—	—	—	$164,779	$3,269,830
and President	2007	$460,000	$—	$1,858,510	$109,183	—	—	$122,612	$2,550,305
(Principal Executive Officer)

Michael Nelsen	2009	$235,000	$94,150	$113,462	$—	—	—	$40,555	$483,167
Chief Financial Officer	2008	$235,000	$120,900	$209,328	$—	—	—	$38,953	$604,181
and Senior Vice President	2007	$235,000	$50,000	$281,931	$7,530	—	—	$35,264	$609,725
(Principal Financial Officer)

Joel Braun	2009	$307,500	$151,750	$258,987	$—	—	—	$66,417	$784,654
Chief Investment Officer and	2008	$307,500	$270,200	$666,082	$—	—	—	$89,271	$1,333,053
Executive Vice President	2007	$300,000	$—	$1,651,583	$18,447	—	—	$62,790	$2,032,820

Robert Masters	2009	$240,875	$—	$113,462	$—	—	—	$38,539	$392,876
Senior Vice President,	2008	$240,875	$121,025	$281,358	$—	—	—	$64,019	$707,277
General Counsel, Chief	2007	$235,000	$—	$269,950	$8,284	—	—	$54,780	$568,014
Compliance Officer and Secretary

Joseph Napolitano	2009	$240,875	$88,125	$443,969	$—			$38,377	$811,346
Senior Vice President and	2008	$240,875	$106,025	$177,356	$—			$37,792	$562,048
Chief Administrative Officer	2007	$235,000	$84,602	$133,518	$7,530			$36,690	$497,340

Footnotes:

(1)

Pursuant to recently adopted SEC rules, the amounts disclosed in these columns reflect the grant date fair value of each Restricted Stock and Restricted LTIP Unit award calculated in accordance with ASC Topic 718. The Grant Date fair values of performance-based awards were calculated based on the probable outcome of performance at the time of the grant. The values were calculated using the Common Share price at grant times the number of Restricted Shares and Restricted LTIP Units awarded. In the Company’s 2008 and 2007 proxy statements, the Company disclosed amounts in these columns based upon the applicable SEC rules at the time. As required by the new SEC rules, the Company has recomputed the 2008 and 2007 amounts in these columns to reflect the rules change. For further information as to the Company’s Restricted Stock and Restricted LTIP Unit awards issued to employees, see Note 15 (Share Incentive Plan) to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on March 1, 2010.

(2)	Detail reflected in the All Other Compensation Table.

(3)	Actual total compensation earned by the Named Executive Officers, after giving effect to stock and option awards in the year they were earned rather than in the year they were granted were as follows:

	2009	2008	2007

Mr. Bernstein	$2,566,360	$2,103,387	$2,477,663
Mr. Nelsen	$566,467	$508,315	$529,592
Mr. Braun	$1,054,252	$925,958	$1,028,872
Mr. Masters	$607,356	$539,381	$571,138
Mr. Napolitano	$531,080	$828,661	$533,648

ALL OTHER COMPENSATION TABLE

	Kenneth F. Bernstein			Michael Nelsen			Joel Braun

	2009	2008	2007	2009	2008	2007	2009	2008	2007

Perquisites and other personal benefits, unless the aggregate amount is less than $10,000 (1)	$13,457	$13,537	$12,634	$28,500	$30,000	$30,000	$28,500	$30,000	$30,000

Annual Company contributions or allocations to vested and unvested defined contribution plans(2)	7,350	6,900	6,600	7,350	6,900	5,174	7,350	6,900	3,115

The dollar value of insurance premiums paid by the Company on life insurance policies for the benefit of the Named Executive Officer	90	90	90	90	90	90	90	90	90

The dollar value of any dividends or other earnings paid on stock or option awards when the dividends or earnings were not factored into the grant date fair value (3)	16,598	144,252	103,288	4,615	1,963	—	30,477	52,281	29,585

Total Other Compensation	$37,495	$164,779	$122,612	$40,555	$38,953	$35,264	$66,417	$89,271	$62,790

	Robert Masters			Joseph Napolitano

	2009	2008	2007	2009	2008	2007

Perquisites and other personal benefits, unless the aggregate amount is less than $10,000 (1)	$28,500	$30,000	$30,000	$28,500	$30,000	$30,000

Annual Company contributions or allocations to vested and unvested defined contribution plans(2)	7,350	6,900	5,174	7,350	6,665	6,600

The dollar value of insurance premiums paid by the Company on life insurance policies for the benefit of the Named Executive Officer	90	90	90	90	90	90

The dollar value of any dividends or other earnings paid on stock or option awards when the dividends or earnings were not factored into the grant date fair value (3)	2,599	27,029	19,516	2,437	1,037	—

Total Other Compensation	$38,539	$64,019	$54,780	$38,377	$37,792	$36,690

            Footnotes

(1)	Represents automobile allowances.

(2)	Represents contributions made by the Company to the account of the Named Executive Officer under a 401 (k) Plan.

(3)

In August of 2004, the Company allowed the conversion of certain outstanding stock awards into deferred share units. The amounts included above reflect dividends paid by the Company on such units in 2008 and 2007 to Mr. Bernstein, Mr. Braun and Mr. Masters. In 2008, the participants elected to end the deferral and received the deferred shares. During January 2009, these units were consequently converted to 190,487 Common Shares and were issued to the participants and 83,433 of these Common Shares were cancelled to pay for the participants income taxes. In addition, the amounts include cumulative dividends on unvested Restricted Shares which were paid to all Named Executive Officer’s upon the vesting of those Restricted Shares in January 2009 and 2008, respectively.

GRANTS OF PLAN-BASED AWARDS

Pursuant to the Company’s 2003 and 2006 Incentive Plans, the Company granted time-based and performance-based Restricted LTIP Unit awards to the Named Executive Officers on March 5, 2009. The Restricted LTIP Units were allocated 50% as time-based awards and 50% as performance-based awards. For the 50% performance-based award, one of the following must occur: (i) the Company must achieve a 7% or greater increase in funds from operation (“FFO”); (ii) FFO growth must be equal to or greater than the top one-third of the Peer Group, as determined by the Compensation Committee; (iii) the Company must achieve a 10% annual total shareholder return; or (iv) the total annual shareholder return must be equal to or greater than the top one-third of the Peer Group.

The following table provides a summary of all grants awarded to the Named Executive Officers during the last fiscal year:

												Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($/Sh) (4)
									All Other Stock Awards:
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				Number Of Shares Stock or Units (#) (2)		Number of Securities Underlying Options (#)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)

Kenneth F. Bernstein	3/5/2009	—	—	—	—	35,335	(1)	—	35,335	(1)	—	—	$728,608

Michael Nelsen	3/5/2009	—	—	—	—	5,502	(1)	—	5,503	(1)	—	—	113,462

Joel Braun	3/5/2009	—	—	—	—	12,560	(1)	—	12,560	(1)	—	—	258,987

Robert Masters	3/5/2009	—	—	—	—	5,502	(1)	—	5,503	(1)	—	—	113,462

Joseph Napolitano	3/5/2009	—	—	—	—	4,785	(1)		4,784	(1)			98,656
	3/5/2009	—	—	—	—	—			33,493	(3)			345,313

						4,785			38,277				$443,969

Footnotes:

(1)

The Restricted LTIP Units vest over 5 years with 20% vesting on each anniversary of the Grant Date. The holders of these Restricted LTIP Units are entitled to receive distributions in an amount equal to the per share dividend paid to holders of Common Shares.

(2)	Represents the time-based portion of the 2009 awards.

(3)

The Company awarded Mr. Napolitano an additional incentive bonus in the form of Restricted LTIP Units. The time-based award vests over five years with 20% vesting on each anniversary of the Grant Date. This incentive bonus reflected Mr. Napolitano’s long term service to the Company and his promotion to Chief Administrative Officer. Further, the award is an incentive to Mr. Napolitano to continue his leadership in the future.

(4)

Calculated in accordance with ASC Topic 718. The Grant Date fair values of performance-based awards were calculated based on the probable outcome of performance at the time of the grant. The values were calculated using the Common Share price at grant times the number of Restricted LTIP Units awarded. The per share fair value of each grant was $10.31.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards					Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)(9)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1) (9)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)

Kenneth F. Bernstein	1/3/2005	19,866	—	—	$16.35	1/2/2015	—		$—	—		$—
	1/6/2006	36,034	—	—	$20.65	1/5/2016	—		—	—		—
	1/6/2006	—	—	—	—		—		—	8,155	(2)	137,575
	1/6/2006	—	—	—	—		2,632	(2)	44,402	2,632	(2)	44,402
	1/6/2006	—	—	—	—		—		—	43,489	(3)	733,659
	1/15/2007	—	—	—	—		—		—	13,324	(2)	224,776
	1/15/2007	—	—	—	—		6,852	(3)	115,593	6,853	(3)	115,610
	1/15/2007	—	—	—	—		2,284	(4)	38,531	2,284	(4)	38,531
	1/31/2008	—	—	—	—		29,191	(6)	492,452	—		—
	1/31/2008	—	—	—	—		20,212	(6)	340,976	20,213	(6)	340,993
	3/5/2009	—	—	—	—		35,335	(8)	596,101	35,335	(8)	596,101

Total		55,900	—	—			96,506		$1,628,055	132,285		$2,231,647

Michael Nelsen	1/3/2005	3,179	—	—	$16.35	1/2/2015	—		$—	—		$—
	1/6/2006	2,485	—	—	$20.65	1/5/2016	—		—	—		—
	1/6/2006	—	—	—	—		392	(2)	6,613	392	(2)	6,613
	1/6/2006	—	—	—	—		—		—	4,970	(3)	83,844
	1/15/2007	—	—	—	—		—		—	409	(2)	6,900
	1/15/2007	—	—	—	—		1,904	(3)	32,120	1,904	(3)	32,120
	1/15/2007	—	—	—	—		634	(4)	10,696	635	(4)	10,712
	1/31/2008	—	—	—	—		1,607	(7)	27,110	—		—
	1/31/2008	—	—	—	—		2,864	(7)	48,316	2,863	(7)	48,299
	3/5/2009	—	—	—	—		5,503	(8)	92,836	5,502	(8)	92,819

Total		5,664	—	—			12,904		$217,691	16,675		$281,307

Joel Braun	1/3/2005	7,152	—	—	$16.35	1/2/2015	—		$—	—		$—
	1/6/2006	6,088	—	—	$20.65	1/5/2016	—		—	—		—
	1/6/2006	—	—	—	—		960	(2)	16,195	960	(2)	16,195
	1/6/2006	—	—	—	—		—		—	21,124	(3)	356,362
	1/15/2007	—	—	—	—		—		—	889	(2)	14,997
	1/15/2007	—	—	—	—		2,580	(3)	43,525	2,582	(3)	43,558
	1/15/2007	—	—	—	—		860	(4)	14,508	861	(4)	14,525
	1/15/2007	—	—	—	—		30,000	(5)	506,100	—		—
	1/31/2008	—	—	—	—		9,774	(7)	164,887	—		—
	1/31/2008	—	—	—	—		6,778	(8)	114,345	6,777	(7)	114,328
	3/5/2009	—	—	—	—		12,560	(8)	211,887	12,560	(8)	211,887

Total		13,240	—	—			63,512		$1,071,447	45,753		$771,852

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END, (continued)

		Option Awards					Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)(9)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1) (9)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)

Robert Masters	1/3/2005	3,655	—	—	$16.35	1/2/2015	—		$—	—		$—
	1/6/2006	2,734	—	—	$20.65	1/5/2016	—		—	—		—
	1/6/2006	—	—	—	—		432	(2)	7,288	431	(2)	7,271
	1/6/2006	—	—	—	—		—		—	1,107	(2)	18,675
	1/6/2006	—	—	—	—		—		—	9,941	(3)	167,705
	1/15/2007	—	—	—	—		1,074	(3)	18,118	1,074	(3)	18,118
	1/15/2007	—	—	—	—		—		—	1,790	(2)	30,197
	1/15/2007	—	—	—	—		358	(4)	6,039	359	(4)	6,056
	1/31/2008	—	—	—	—		4,129	(7)	69,656	—		—
	1/31/2008	—	—	—	—		2,864	(7)	48,316	2,863	(7)	48,299
	3/5/2009	—	—	—	—		5,503	(8)	92,836	5,502	(8)	92,819

Total		6,389	—	—			14,360		$242,253	23,067		$389,140

Joseph Napolitano	1/3/2005	3,655	—	—	$16.35	1/2/2015	—		$—	—		$—
	1/6/2006	2,485	—	—	$20.65	1/5/2016	—		—	—		—
	1/6/2006	—	—	—	—		392	(2)	6,613	392	(2)	6,613
	1/6/2006	—	—	—	—		—		—	9,319	(3)	157,212
	1/15/2007	—	—	—	—		336	(3)	5,668	335	(3)	5,651
	1/15/2007	—	—	—	—		1,006	(3)	16,971	1,005	(3)	16,954
	1/15/2008	—	—	—	—		895	(7)	15,099	—		—
	1/31/2008	—	—	—	—		—		—	2,659	(7)	44,857
	1/31/2008	—	—	—	—		2,660	(7)	44,874	—		—
	3/5/2009	—	—	—	—		4,784	(8)	80,706	4,785	(8)	80,723
	3/5/2009	—	—	—	—		33,493	(8)	565,027	—		—

Total		6,140	—	—			43,566		$734,958	18,495		$312,010

Footnotes

(1) Market value computed by multiplying the closing market price of the Company’s stock of $16.87 as of December 31, 2009 by the number of Restricted Shares or Restricted LTIP Units that have not vested.

(2) Restricted Shares vest over five years with the last vesting on January 6, 2010.

(3) Restricted Shares vest over three years with the last vesting on January 6, 2011.

(4) Restricted LTIP Units vest over four years with the last vesting on January 6, 2011.

(5) Restricted Shares vest over five years with the last vesting on January 6, 2012.

(6) Restricted LTIP Units vest over ten years with the last vesting on January 6, 2018.

(7) Restricted LTIP Units vest over seven years with the last vesting on January 6, 2015.

(8) Restricted LTIP Units vest over five years with the last vesting on March 5, 2014.

(9) Represents the time-based portion of the awards.

OPTION EXERCISES AND STOCK VESTED

The Option Exercises and Stock Vested Table provides a summary of all values realized by the Named Executive Officers upon the exercise of options and similar instruments or the vesting of Restricted Shares or Restricted LTIP Units during the last fiscal year.

			Option Awards		Stock Awards

Name	Grant Date	Exercise/ Vesting Date	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)

Kenneth F. Bernstein	1/2/2001	10/28/2009	250,000	$2,527,500	—	$—
	1/2/2004	1/2/2009	—	—	11,829	167,499
	1/3/2005	1/2/2009	—	—	8,940	126,590
	1/6/2006	1/6/2009	—	—	56,904	821,125
	1/15/2007	1/6/2009	—	—	22,459	324,083
	1/31/2008	1/6/2009	—	—	5,487	79,177

			250,000	$2,527,500	105,619	$1,518,474

Michael Nelsen	1/2/2004	1/2/2009	—	$—	911	$12,900
	1/3/2005	1/2/2009	—	—	1,591	22,529
	1/6/2006	1/6/2009	—	—	5,753	83,016
	1/15/2007	1/6/2009	—	—	2,948	42,540
	1/31/2008	1/6/2009	—	—	1,210	17,460

			—	$—	12,413	$178,445

Joel Braun	1/2/2004	1/2/2009	—	$—	3,498	$49,532
	1/3/2005	1/2/2009	—	—	3,220	45,595
	1/6/2006	1/6/2009	—	—	23,040	332,467
	1/15/2007	1/6/2009	—	—	14,329	206,767
	1/31/2008	1/6/2009	—	—	3,858	55,671

			—	$—	47,945	$690,032

Robert Masters	1/2/2004	1/2/2009	—	$—	2,185	$30,940
	1/3/2005	1/2/2009	—	—	1,647	23,322
	1/6/2006	1/6/2009	—	—	11,907	171,818
	1/15/2007	1/6/2009	—	—	3,219	46,450
	1/31/2008	1/6//2009	—	—	1,628	23,492

			—	$—	20,586	$296,022

Joseph Napolitano	1/2/2004	1/2/2009	—	$—	1,376	$19,484
	1/3/2005	1/2/2009	—	—	1,647	23,322
	1/6/2006	1/6/2009	—	—	10,102	145,772
	1/15/2007	1/6/2009	—	—	1,341	19,351
	1/31/2008	1/6/2009	—	—	1,025	14,791

			—	$—	15,491	$222,720

Footnotes

(1)

Value based on the market value of the Company’s Common Shares on the vesting date. The closing prices of the Company’s Common Shares were $14.16 and $14.43 on January 2, 2009 and January 6, 2009, respectively.

EMPLOYMENT AND SEVERANCE AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

The Company has entered into an employment agreement Mr. Bernstein and severance agreements with each of the other Named Executive Officers.

Kenneth Bernstein Employment Agreement

In August of 1998, the Company entered into an employment agreement with Kenneth F. Bernstein, which has been amended from time to time (most recently by an amendment dated August 5, 2008), pursuant to which Mr. Bernstein serves as President. The employment agreement was thereafter amended. The employment agreement provided for an initial three-year term, is renewable for successive daily periods, and is subject to termination in accordance with the terms and conditions of such agreement. Under the terms of the employment agreement, Mr. Bernstein’s base salary is subject to an annual review and upward adjustment by the Compensation Committee.

Each year during the term of Mr. Bernstein’s employment, the Compensation Committee considers Mr. Bernstein for an incentive bonus (to be determined by the Compensation Committee) and discretionary bonuses payable in cash, Restricted Shares issued under the Restricted Share Bonus Program, options, Restricted LTIP Units and participation in the Program, or any combination thereof, as the Board of Trustees and the Compensation Committee may approve. The employment agreement also provides for an annual car allowance plus insurance costs for Mr. Bernstein to be maintained by the Company. Mr. Bernstein is also entitled to participate in all benefit plans, health insurance, disability, retirement and incentive compensation plans generally available to the Company’s executives, and is subject to certain non-competition and confidentiality requirements.

Mr. Bernstein’s employment agreement provides for certain termination or severance payments to be made by the Company to Mr. Bernstein in the event of his termination of employment as the result of his Death, Disability, discharge without Cause, his resignation or a termination by Mr. Bernstein for Good Reason (the terms, “Death”, “Disability”, “Cause” and “Good Reason” each defined below). If Mr. Bernstein’s employment is terminated either because he is discharged without cause or due to a termination by Mr. Bernstein for Good Reason, the Company will be required to make a lump sum payment equal to among other things, unpaid salary and bonus, and severance salary and bonus, each paid in accordance with the terms and conditions of such agreement.

Severance Agreements for Named Executive Officers Other than Mr. Bernstein

The Company has entered into severance agreements with each of the Named Executive Officers other than Mr. Bernstein. These agreements provide for certain termination or severance payments to be made by the Company to a Named Executive Officer in the event of his termination of employment as the result of his death, Disability (as defined below), discharge for Cause or without Cause, his resignation or a termination by the Named Executive Officer for Good Reason. If the Named Executive Officer’s employment is terminated either because he is discharged without Cause (as defined below) or due to a termination by the Named Executive Officer for Good Reason, the Company will be required to make a lump sum payment equal to among other things, unpaid salary and bonus, and unpaid severance salary and bonus, each paid in accordance with the terms and conditions of such agreements. These payments will be reduced to the extent that they would otherwise be considered parachute payments within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended.

SPECIFIC CIRCUMSTANCES THAT WOULD TRIGGER PAYMENTS UNDER THE EMPLOYEE AND SEVERANCE AGREEMENTS

The specific circumstances that would trigger payments under Mr. Bernstein’s employment agreement and the other Named Executive Officers’ severance agreements are as follows:

For Cause

The Company has the right to terminate a Named Executive Officer’s employment for “Cause” upon the Named Executive Officer’s: (A) deliberate misrepresentation in connection with, or willful failure to cooperate with, a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the willful inducement of others to fail to cooperate or to produce documents or other materials; (B) failure to perform his duties hereunder (other than any such failure resulting from Named Executive Officer’s incapacity due to physical or mental illness) which failure continues for a period of three business days after written demand for corrective action is delivered by the Company specifically identifying the manner in which the Company believes the Named Executive Officer has not performed his duties; (C) conduct by the Named Executive Officer constituting a material act of willful misconduct in connection with the performance of his duties, including, without limitation, misappropriation of funds or property of the Company other than the occasional, customary and de minimis use of the Company’s property for personal purposes; (D) disparagement of the Company, its officers, Trustees, employees or partners; (E) soliciting any existing employee of the Company above the level of an administrative assistant to work at another company; or (F) the commission by the Named Executive Officer of a felony or misdemeanor involving moral turpitude, deceit, dishonesty or fraud.

Death

A Named Executive Officer’s employment shall terminate upon his death.

Disability

The Company has the right to terminate a Named Executive Officer’s employment due to “Disability” in the event that there is a determination by the Company that the Named Executive Officer has become physically or mentally incapable of performing his duties under the agreement and such Disability has disabled the Named Executive Officer for a cumulative period of 180 days within a twelve month period.

Good Reason

A Named Executive Officer has the right to terminate his employment for “Good Reason”: (A) upon the occurrence of any material breach of the agreement by the Company which includes but not be limited to: a material, adverse alteration in the nature of Named Executive Officer’s duties, responsibilities or authority; (B) upon a reduction in Named Executive Officers annual base salary or a material reduction in other benefits (except for bonuses or similar discretionary payments) as in effect at the time in question, or a failure to pay such amounts when due which is not cured by the Company within ten days after written notice of such default by the Named Executive Officer, (C) if the Company relocates the Named Executive Officers’ office requiring the Named Executive Officer to increase his commuting time by more than one hour, or (D) the Company’s failure to provide benefits comparable to those provided the Named Executive Officer as of the effective date, other than any such failure which affects all comparably situated officers, then the Named Executive Officer shall have the right to terminate his employment, which termination shall be deemed for Good Reason.

Without Cause

The Company has the right to terminate a Named Executive Officer’s employment without Cause.

Upon a Change in Control and Termination

The Named Executive Officers may be entitled to benefits upon a Change of Control and termination of their employment as discussed below.

“Change in Control” means that any of the following events has occurred: (A) any “person” or “group” of persons, as such terms are used in Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any employee benefit plan sponsored by the Company, becomes the “beneficial owner”, as such term is used in Section 13 of the Exchange Act (irrespective of any vesting or waiting periods) of (i) Common Shares in an amount equal to 30 % or more of the sum total of the Common Shares issued and outstanding immediately prior to such acquisition as if they were a single class and disregarding any equity raise in connection with the financing of such transaction; provided, however, that in determining whether a Change of Control has occurred, outstanding shares or voting securities which are acquired in an acquisition by (i) the Company or any of its subsidiaries or (ii) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any of its subsidiaries do not constitute an acquisition which can cause a Change of Control; or (B) the approval of the dissolution or liquidation of the Company; or (C) the approval of the sale or other disposition of all or substantially all of its assets in one (1) or more transactions; or (D) a turnover, during any two year period, of the majority of the members of the Board, without the consent of the majority of the members of the Board as to the appointment of the new Board members.

Acceleration of Vesting and Forfeiture of Awards under Share Incentive Plans

In addition to the termination payments discussed above, the 1999, 2003 and 2006 Share Incentive Plans provide for accelerated vesting of awards in certain circumstances involving a Change in Control of the Company. These plans also provide for forfeiture of awards in certain circumstances, such as in the event of a termination for cause.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The amount of compensation that would be paid by the Company based on the specific termination and change of control provisions detailed above are as follows:

Compensation upon Termination of Employment by the Trust for Cause or Voluntarily By the Named Executive Officer

In the event the Company terminates a Named Executive Officer’s employment for Cause, or a Named Executive Officer voluntarily terminates his employment, the Company shall pay that Named Executive Officer any unpaid annual base salary at the rate then in effect accrued through and including the date of termination and any accrued vacation pay. In addition, in such event, the Named Executive Officer shall be entitled to exercise any options which, as of the date of termination, have vested and are exercisable in accordance with the terms of the applicable option grant agreement or plan. All options and all restricted stock granted to the executive which have not vested on the date of termination will automatically terminate.

Compensation under Mr. Bernstein’s Employment Agreement upon Termination of Employment upon Death, Disability, Without Cause or for Good Reason or Change in Control and Termination of Employment

In the event of termination of Mr. Bernstein’s employment as a result of his death, Disability, Without Cause or for Good Reason by Mr. Bernstein, the Company is obligated to pay or provide to Mr. Bernstein, his estate or personal representative, the following: (i) any unpaid accrued salary through and including the date of termination; plus (ii) an amount equal to three times his current salary; (iii) an additional amount equal to three times the average of the cash value of the bonuses (whether awarded as cash incentive bonuses or in Restricted Shares or Restricted LTIP Units, the value of the latter to be calculated as of the date of the award) awarded to Mr. Bernstein for each of the last two years immediately preceding the year in which Mr. Bernstein’s employment is terminated; (iv) a further amount computed at an annualized rate equal to the average of the cash incentive bonuses awarded to Mr. Bernstein for each of the last two years; (v) reimbursement of expenses incurred prior to date of termination; (vi) all incentive compensation payments whether stock based or otherwise that are subject to a vesting schedule including Restricted Shares, Restricted LTIP Units and options shall immediately vest as of the date of the termination; and (vii) continuation of health coverage through the unexpired employment period with the exception of termination upon Death. In addition, if it is determined by the Company’s tax preparer that as a result of any payment in the nature of compensation made by the Company to Mr. Bernstein, an excise tax may be imposed on Mr. Bernstein, the Company will provide Mr. Bernstein with a full tax gross-up so that on a net after-tax basis, the result to Mr. Bernstein will be the same as if the excise tax had not been imposed.

Compensation upon Termination of Employment upon Death, Disability, Without Cause or By Other Named Executive Officers for Good Reason

In the event of termination of the employment of a Named Executive Officer as a result of the Named Executive Officer’s Death, Disability, termination without Cause or by such Named Executive Officer for Good Reason, the Company is obligated to pay or to provide such Named Executive Officer, the following: (i) any unpaid accrued salary through and including the date of termination; (ii) an amount equal to one year’s salary at the then current annual base; (iii) reimbursement of expenses incurred prior to date of termination; (iv) such Named Executive Officer’s car allowance, if any, for one year; and (v) a pro rata portion of such Named Executive Officer’s bonus (based upon the average of the last two years’ bonuses); and (vi) all incentive compensation payments whether stock based or otherwise that are subject to a vesting schedule including Restricted Shares, Restricted LTIP Units and options shall immediately vest as of the date of the termination.

Compensation under Severance Agreements for the Named Executive Officers other than Mr. Bernstein upon Change in Control and Termination of Employment

In the event of termination of the employment of Named Executive Officers other than Mr. Bernstein as a result of a Change in Control, the Company is obligated to pay or provide to the Named Executive Officer, the following: (i) any unpaid accrued salary through and including the date of termination; (ii) an amount equal to one year’s salary at the then current annual base salary; (iii) reimbursement of expenses incurred prior to date of termination; (iv) the Named Executive Officer’s car allowance, if any, for one year; (v) a pro rata portion of the Named Executive Officer’s bonus (based upon the average of the last two years’ bonuses); (vi) an amount equal to six months’ base salary; (vii) the Company shall continue the Named Executive Officer’s base salary and medical benefits for a period not to exceed the earlier of (a) six months from the date of such termination or (b) the date when Named Executive Officer becomes reemployed; and (viii) all incentive compensation payments whether stock based or otherwise that are subject to a vesting schedule including Restricted Shares, Restricted LTIP Units and options shall immediately vest as of the date of the termination.

Potential Payments to Named Executive Officers upon Termination

The following table estimates the potential payments and benefits to the Named Executive Officers upon termination of employment and Change in Control, assuming the event occurred on December 31, 2009. These estimates do not reflect the actual amounts that would be paid to such persons, which would only be known at the time they become eligible for payment and would only be payable if the specified event occurs.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Name	Cash Severance ($) (1)	Bonus Severance ($)		Options Awards ($)	Stock Awards ($) (4) (5)	280G Tax Gross Up ($) (6)

Kenneth F. Bernstein
For Cause or Voluntary Resignation	$—	$—		$—	$—	$—
Death	1,380,000	5,435,488	(2)	—	3,859,704	—
Disability	1,380,000	5,435,488	(2)	—	3,859,704	—
Good Reason	1,380,000	5,435,488	(2)	—	3,859,704	—
Without Cause	1,380,000	5,435,488	(2)	—	3,859,704	—
Change in Control and Termination	1,380,000	5,435,488	(2)	—	3,859,704	4,051,841

Michael Nelsen
For Cause or Voluntary Resignation	—	—		—	—	—
Death	235,000	246,845	(3)	—	498,998	—
Disability	235,000	246,845	(3)	—	498,998	—
Good Reason	235,000	246,845	(3)	—	498,998	—
Without Cause	235,000	246,845	(3)	—	498,998	—
Change in Control and Termination	352,500	246,845	(3)	—	498,998	—

Joel Braun
For Cause or Voluntary Resignation	—	—		—	—	—
Death	307,500	597,635	(3)	—	1,843,300	—
Disability	307,500	597,635	(3)	—	1,843,300	—
Good Reason	307,500	597,635	(3)	—	1,843,300	—
Without Cause	307,500	597,635	(3)	—	1,843,300	—
Change in Control and Termination	461,250	597,635	(3)	—	1,843,300	—

Robert Masters
For Cause or Voluntary Resignation	—	—		—	—	—
Death	240,875	257,923	(3)	—	631,393	—
Disability	240,875	257,923	(3)	—	631,393	—
Good Reason	240,875	257,923	(3)	—	631,393	—
Without Cause	240,875	257,923	(3)	—	631,393	—
Change in Control and Termination	361,313	257,923	(3)	—	631,393	—

Joseph Napolitano
For Cause or Voluntary Resignation	—	—		—	—	—
Death	240,875	233,330	(3)	—	1,046,969	—
Disability	240,875	233,330	(3)	—	1,046,969	—
Good Reason	240,875	233,330	(3)	—	1,046,969	—
Without Cause	240,875	233,330	(3)	—	1,046,969	—
Change in Control and Termination	361,313	233,330	(3)	—	1,046,969	—

Footnotes:

(1) Reflects three years of severance salary for Mr. Bernstein and one year of severance salary for the other NEOs. In the case of a Change in Control and termination, the other NEOs receive one and one half years severance salary.

(2) Reflects three years of severance bonuses for Mr. Bernstein.

(3) Reflects one year of severance bonuses for the other NEOs.

(4) Reflects the payment upon the immediate vesting of all Restricted Shares and Restricted LTIP Units.

(5) Restricted Share payments based on the number of shares times $16.87, the closing price of the Company’s stock on December 31, 2009.

(6) Reflects estimated 280G tax gross up in the event of a Change in Control and termination. The Company is required to pay to Mr. Bernstein a tax gross-up payment to reimburse him for any excise tax to which he would be subject under Section 4999 of the Internal Revenue Code of 1986 with respect to any “excess parachute payment” that he receives from the Company. Mr. Bernstein generally would not be considered to receive an “excess parachute payment” unless the payments made to him that are contingent on a change in control exceed three times the average of his W-2 compensation for the five years immediately prior to the year in which the change in control occurs. Therefore, facts and circumstances at the time of any change in control, as well as changes in Mr. Bernstein’s W-2 compensation history, could materially impact whether and to what extent any payment to him would result in an “excess parachute payment” and thus result in an excise tax with respect to which we would be required to make a tax gross-up payment.

Board of Trustees Compensation

Each Trustee who is not also an officer and full-time employee of the Company or the Operating Partnership receives an annual Trustee fee in the amount of $30,000, comprised of $15,000 cash and $15,000 of unrestricted Common Shares, plus a fee of $1,750 for each meeting of the Board attended, $1,500 for each committee meeting attended and $750 for each Board or committee meeting attended telephonically. Committee chairs also receive an annual fee of $5,000 with the exception of the Audit Committee chair who receives an annual fee of $7,500. The Lead Trustee receives an annual Lead Trustee fee of $35,000, comprised of $17,500 cash and $17,500 of unrestricted Common Shares in addition to the other Trustee fees.

Trustees who are officers and full-time employees of the Company or its subsidiaries receive no separate compensation for service as a Trustee or committee member. Additionally, members of the Board of Trustees are reimbursed for travel and lodging expenses associated with attending meetings of the Board and committees of the Board. Each Non-management Trustee is also entitled to grants of 2,000 Restricted Shares following the annual meeting held during each year during which they serve as Trustees, to the extent he or she will continue to serve as Trustee after the annual meeting. No dividends are paid on Restricted Shares until they vest. On May 14, 2009, the Company issued 5,435 unrestricted Common Shares and 10,000 Restricted Shares to Trustees of the Company in connection with Trustee fees. The Restricted Shares vest over three years with 33% vesting on each of the next three anniversaries of the issuance date. In addition, on May 28, 2009, the Company issued an additional 1,299 unrestricted Common Shares to the Lead Trustee of the Company in connection the Lead Trustee fee.

During 2009, Mr. Wielansky also received fees for providing consulting services to the Company.

Pursuant to the Company’s 2006 Deferred Compensation Plan (the “Deferred Compensation Plan”), Trustees may elect to defer receipt of their annual trustee fees and Common Share Awards. Each Trustee participating in the Deferred Compensation Plan has an account, which the administrator credits with a number of Common Shares having a fair market value (as of the date of the credit) equal to the amount of the participant’s compensation that the Trustee has elected to defer and would otherwise have been paid in cash or other property to the Trustee during the preceding month. The Deferred Compensation Plan generally allows the Trustees to defer receipt of their compensation and, therefore, defer paying tax on that compensation. To defer eligible compensation for any given calendar year, a Trustee must make a written election at least 30 days before the calendar year begins. The Company will credit each Trustee’s deferred compensation account with additional Common Shares that (i) have a fair market value, when credited, equal to the product of any per Common Share cash dividend paid during the prior quarter and the number of Common Shares credited to the Trustee’s account and (ii) equitably adjust the Trustee’s account for any stock dividends that would have been paid during the prior month with respect to the Common Shares credited to the Trustee’s account on the last day of the prior quarter. Generally, a Trustee’s account will be paid to the Trustee upon his or her separation of service from the Company and will be paid to his or her beneficiaries in the event of his or her death, in each case based on the timeframe for distributions specified in the Trustee’s deferral election form. Under certain circumstances, the Board may permit a Trustee to withdraw a limited number of Common Shares from his or her account if the Trustee suffers a Hardship (as defined in the Deferred Compensation Plan).

For 2010, Ms. Luscombe has elected to defer payment of her Trustee fees that are payable in Common Shares. No other Trustee has elected to defer compensation for 2010.

See the Board of Trustees Compensation Table below for a summary of the compensation paid to the members of the Board of Trustees during the last fiscal year.

TRUSTEE COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (2)		Total Compensation ($)

Lee S. Wielansky(1)	$40,250	$60,099		$—	$—	$—	$100,927	(4)	$201,276

Lorrence T. Kellar	56,500	42,600		—	—	—	927		100,027

Suzanne M. Hopgood	46,250	42,600		—	—	—	927		89,777

Douglas Crocker II	39,500	42,600		—	—	—	927		83,027

Wendy Luscombe	38,500	42,600	(4)	—	—	—	927	(5)	82,027

William T. Spitz	38,750	42,600		—	—	—	927		82,277

Footnotes

(1)	Mr. Wielansky is the Independent Lead Trustee.

(2)	Amounts in this column include $927 of cumulative dividends on unvested, Restricted Shares which were paid upon the vesting of those shares in May 2009.

(3)

Reflects 1,087 unrestricted Common Shares and 2,000 restricted Common Shares (“Restricted Shares”) granted in 2009 to each Trustee. The Restricted Shares vest over three years with 33% vesting on each of the next three anniversaries of the grant date. The Grant Date per share fair value for this grant was $13.80. In addition, Mr. Wielansky received an additional 1,299 unrestricted Common Shares for serving as Lead Trustee. The Grant Date per share fair value for this grant was $13.47.

(4)

Mr. Wielansky is entitled to receive annual consulting fees totaling $100,000 for providing consulting services to the Company including assisting with the underwriting and analysis of development and redevelopment opportunities as well as assisting with sourcing of direct acquisitions and identifying potential joint venture partners.

(5)	Ms. Luscombe has deferred the Common Share portion of her 2009 Trustee fee of $42,600 and dividends of $927.

As of December 31, 2009, each independent Trustee had outstanding the following options and Restricted Share awards:

OUTSTANDING TRUSTEE EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards					Stock Awards

Trustee	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Lee S. Wielansky	5/6/2004	1,000	—		$12.55	5/6/2014	—		$—	—	$—
	8/4/2004	2,000	—		$14.13	8/4/2014	—		—	—	—
	5/18/2005	3,000	—		$15.96	5/18/2015	—		—	—	—
	5/15/2006	3,000	—		$22.40	5/15/2016	—		—	—	—
	5/14/2008	—	—				1,333	(2)	22,488	—	—
	5/13/2009	—	—				2,000	(3)	33,740

Total		9,000	—				3,333		$56,228	—	$—

Lorrence T. Kellar	11/18/2003	1,000	—		$11.66	11/18/2013	—		$—	—	$—
	5/6/2004	1,000	—		$12.55	5/6/2014	—		—	—	—
	8/4/2004	2,000	—		$14.13	8/4/2014	—		—	—	—
	5/18/2005	3,000	—		$15.96	5/18/2015	—		—	—	—
	5/15/2006	3,000	—		$22.40	5/15/2016	—		—	—	—
	5/14/2008	—	—				1,333	(2)	22,488	—	—
	5/13/2009	—	—				2,000	(3)	33,740

Total		10,000	—				3,333		$56,228	—	$—

Suzanne M. Hopgood	5/6/2004	1,000	—		$12.55	5/6/2014	—		$—	—	$—
	8/4/2004	2,000	—		$14.13	8/4/2014	—		—	—	—
	5/18/2005	3,000	—		$15.96	5/18/2015	—		—	—	—
	5/15/2006	3,000	—		$22.40	5/15/2016	—		—	—	—
	5/14/2008	—	—				—		—	—	—
	5/13/2009	—	—				—		—

Total		9,000	—				—		$—	—	$—

Douglas Crocker II	11/18/2003	1,000	—		$11.66	11/18/2013	—		$—	—	$—
	5/6/2004	1,000	—		$12.55	5/6/2014	—		—	—	—
	8/4/2004	2,000	—		$14.13	8/4/2014	—		—	—	—
	5/18/2005	3,000	—		$15.96	5/18/2015	—		—	—	—
	5/15/2006	3,000	—		$22.40	5/15/2016	—		—	—	—
	5/14/2008	—	—				1,333	(2)	22,488	—	—
	5/13/2009	—	—				2,000	(3)	33,740

Total		10,000	—				3,333		$56,228	—	$—

Wendy Luscombe	5/6/2004	1,000	—		$12.55	5/6/2014	—		$—	—	$—
	8/4/2004	2,000	—		$14.13	8/4/2014	—		—	—	—
	5/18/2005	3,000	—		$15.96	5/18/2015	—		—	—	—
	5/15/2006	3,000	—		$22.40	5/15/2016	—		—	—	—
	5/14/2008	—	—				1,333	(2)	22,488	—	—
	5/13/2009	—	—				2,000	(3)	33,740

Total		9,000	—				3,333		$56,228	—	$—

OUTSTANDING TRUSTEE EQUITY AWARDS AT FISCAL YEAR-END, (continued)

		Option Awards					Stock Awards

Trustee	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

William T. Spitz	5/14/2008	—	—				1,333	(2)	$22,488	—	$—
	5/13/2009	—	—				2,000	(3)	33,740	—	—

Total		—	—				3,333		$56,228	—	$—

Footnotes

(1) Market value computed by multiplying the closing market price of the Company’s stock of $16.87 as of December 31, 2009 by the number of Restricted Shares that have not vested.

(2) Restricted Shares vest over three years with the last vesting on May 14, 2011.

(2) Restricted Shares vest over three years with the last vesting on May 13, 2012.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As noted above, in 2009, Mr. Spitz (Chair), Mr. Kellar and Mr. Crocker served on the Company’s Compensation Committee. None of these Trustees (i) was an officer or employee of the Company or any of its subsidiaries during the fiscal year ended December 31, 2009; (ii) is a former officer of the Company or any of the Company’s subsidiaries or (iii) had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. In addition, during the last completed fiscal year, none of the executive officers of the Company served as:

•

a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Trustees) of the Company;

•	a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or

•

a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a Trustee of the Company.

AUDIT COMMITTEE INFORMATION

Independent Registered Public Accounting Firm Compensation

Audit Fees

The aggregate fees billed for professional services rendered by BDO Seidman, LLP for the audit of the Company’s financial statements as included in the Company’s Form 10-K, fees for Sarbanes-Oxley Section 404 planning and testing relating to the Company’s 2009 and 2008 audits and reviews of the financial statements as included in the Company’s Forms 10-Q, were $754,604 and $912,714 for the years ended December 31, 2009 and 2008, respectively.

All Other Fees

Tax Fees

The aggregate fees billed for professional services rendered by BDO Seidman, LLP for tax preparation and compliance were $250,761 and $144,239 for the years ended December 31, 2009 and 2008, respectively.

Policy on Pre-Approval of Independent Auditor Services

The Audit Committee is responsible for approving the engagement of BDO Seidman, LLP to perform audit or non-audit services on behalf of the Company or any of its subsidiaries before BDO Seidman, LLP provides those services. The Audit Committee has delegated authority to approve non-audit services in an amount of up to $25,000 to the Chair and the approval of the full Audit Committee is required for non-audit services in amounts greater than $25,000. All audit fees were approved by the Audit Committee and all other fees were approved pursuant to the pre-approval policy discussed above.

REPORT OF THE AUDIT COMMITTEE (1)

(1) Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, as amended, that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Audit Committee Report is not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes. The Board of Trustees has previously adopted an Audit Committee Charter that may be found on the Company’s website at www.acadiarealty.com

The Audit Committee presently consists of the following members of the Company’s Board of Trustees: Mr. Kellar, Mr. Spitz, Ms. Hopgood and Ms. Luscombe, all of whom meet the independence requirements for audit committee members under the listing standards of the New York Stock Exchange.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2009 with the Company’s management. The Audit Committee has discussed with BDO Seidman, LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from BDO Seidman, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with BDO Seidman, LLP, BDO Seidman, LLP’s independence.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Trustees that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the SEC.

Audit Committee
Lorrence T. Kellar, Chairman
Suzanne M. Hopgood
Wendy Luscombe
William T. Spitz

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company earns fees in connection with its rights to provide asset management, leasing, disposition, development and construction services for an existing portfolio of retail properties and/or leasehold interests in which Klaff Realty L.P. (“Klaff”), a restricted Common OP Unit holder, has an interest. Net fees earned by the Company in connection with this portfolio were $0.4 million, $0.8 million and $2.1 million for the years ended December 31, 2009, 2008 and 2007, respectively.

On March 22, 2005, the Company completed a transaction with Klaff pursuant to which the Company acquired the balance of Klaff’s retail management business which it had not previously purchased on January 27, 2004. The consideration for the acquisition was $4.0 million in the form of 250,000 restricted common OP Units ($16 per unit). Under the terms of the transaction, these OP Units could not be sold for five years, subject to a carve-out for a change of control, including a change in the chief executive officer. The effective date of the purchase and issuance of the OP Units was February 15, 2005. On February 16, 2010, Klaff converted all 250,000 restricted common OP Units into 250,000 Common Shares.

During March of 2005 the Company invested $20.0 million in a preferred equity position (“Preferred Equity Investment”) in Levitz SL, L.L.C. (“Levitz SL”), the owner of fee and leasehold interests in 30 current or former Levitz Furniture Store locations (the “Levitz Properties”), totaling 2.5 million square feet. Klaff is the managing member of Levitz SL.

During June 2006, the Company converted the Preferred Equity Investment in Levitz SL to a first mortgage loan and advanced additional proceeds bringing the total outstanding amount to $31.3 million. Following the sale of three locations by Levitz SL during 2006, 2007 and 2009, $29.0 million of proceeds were used to repay the Company’s first mortgage loan, and the remaining balance of $2.3 million remained outstanding at December 31, 2009. The first mortgage loan matures in December 2011 and bears interest at a rate of 12.3%. Although the loan is collateralized by two former Levitz locations, totaling 243,287 square feet, which are currently vacant, the Company believes the underlying value of the real estate is sufficient to recover the principal and interest due under its mortgage loan.

The Company earns fees from two of its investments in unconsolidated partnerships. The Company earned property management, construction, legal and leasing fees from the Brandywine Portfolio totaling $0.7 million, $1.1 million and $1.7 million for the years ended December 31, 2009, 2008 and 2007, respectively. In addition, the Company earned property management and development fees from CityPoint totaling $1.0 million and $0.2 million for the years ended December 31, 2008 and 2007, respectively.

Review and Approval of Related Person Transactions.

We review all relationships and transactions in which the Company and the Company’s Trustees and Named Executive Officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Trustees and Named Executive Officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. In addition, pursuant to its charter, the Audit Committee reviews and approves all related party transactions, which we interpret to include any transaction that is required to be disclosed under SEC rules. The Company does not have any written standards for approving related party transactions. However, the Audit Committee only approves a related party transaction if it believes the transaction is in the best interest of the Company and its shareholders. While the Company has disclosed the transactions with Klaff in this section for the sake of full disclosure, since Klaff does not own more than 5% of any class of the Company’s voting securities, disclosure of this related party transaction is not required under SEC rules. The transactions between the Company and Klaff noted above were approved by the Company’s Board of Trustees, which consists of six Trustees who are considered independent under the rules of the New York Stock Exchange and the Company’s Chief Executive Officer.

ANNUAL REPORT TO SHAREHOLDERS

A copy of the Company’s Annual Report to Shareholders is being provided to each shareholder of the Company along with this Proxy Statement. Upon written request of any record or beneficial owner of Common Shares of the Company whose proxy was solicited in connection with the Annual Meeting, the Company will furnish such owner, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2009. A request for a copy of such Annual Report on Form 10-K should be made in writing, addressed to Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, NY 10605, Attention: Robert Masters.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Trustees does not know of any matters to be presented at the Annual Meeting other than those specifically set forth in the Notice of Annual Meeting. If other proper matters, however, should come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed proxy intend to vote the shares represented by them in accordance with their best judgment in respect to any such matters.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s Named Executive Officers, certain other officers and Trustees and persons who own more than ten percent of the Common Shares (collectively, the Reporting Persons) to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. As a practical matter, the Company assists its officers and Trustees by monitoring transactions and completing and filing Section 16 reports on their behalf. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to us or written representations that no other reports were required, during the fiscal year ended December 31, 2009, all Section 16(a) filing requirements applicable to the Company’s officers, Trustees and greater than ten percent beneficial owners were complied with.

SUBMISSION OF SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in the Company’s 2011 proxy statement and form of proxy. In accordance with Rule 14a-8, these proposals must be received by the Company no later than 5:00 PM EST on December 10, 2010. All such proposals must be submitted in writing to the Corporate Secretary of the Company at the following address: Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, Attention: Corporate Secretary.

In addition, if you desire to bring business (including Trustee nominations) before the Company’s 2011 annual meeting, other than proposals presented under Rule 14a-8, you must provide written notice to the Corporate Secretary at the address noted in the preceding paragraph between February 9, 2011 and March 11, 2011; provided, however, if the date of the 2011 annual meeting is advanced by more than 30 days or delayed by more than 60 days from May 10, 2011 (the anniversary of the date of the Annual Meeting), notice by a shareholder must be delivered not earlier than the 90th day prior to 2011 annual meeting and not later than the close of business on the later of the 60th day prior to the 2011 annual meeting or the tenth day following the day on which public announcement of the date of 2011 annual meeting is first made. You are also advised to review the Company’s Bylaws, which contain additional requirements about advance notice of stockholder proposals and Trustee nominations.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

The Company has adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission. Under this procedure, the Company is delivering only one copy of its Annual Report and Proxy Statement to multiple shareholders who share the same mailing address and have the same last name, unless the Company has received contrary instructions from an affected shareholder. This procedure reduces the Company’s printing costs, mailing costs and fees. Shareholders who participate in householding will continue to receive separate proxy cards.

The Company will deliver promptly, upon written or oral request, a separate copy of the Annual Report and Proxy Statement to any shareholder at a shared address to which a single copy of the Annual Report or the Proxy Statement was delivered. A shareholder who wishes to receive a separate copy of the Proxy Statement and Annual Report, now or in the future, should submit a request in writing to Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, NY 10605, Attention: Robert Masters. You may also call (914) 288-8100 to request a copy of the Proxy Statement and Annual Report. You may also access the Company’s Annual Report and Proxy statement at www.acadiarealty.com/proxy.

If you are a shareholder of record and would like to revoke your householding consent and receive multiple copies of the Annual Report or Proxy Statement in the future, or if you currently receive multiple copies of these documents and would like only to receive a single copy, please contact the Company at the address listed in the preceding paragraph.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

By order of the Board of Trustees,

Robert Masters, Secretary

ACADIA REALTY TRUST
1311 MAMARONECK AVENUE
SUITE 260
WHITE PLAINS, NY 10605

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the
postage-paid envelope we have provided or return it to Acadia
Realty Trust, c/o Broadridge Financial Solutions, Inc., 51
Mercedes Way, Edgewood, NY 11717.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Acadia Realty Trust, c/o Broadridge Financial Solutions, Inc.,
51 Mercedes Way, Edgewood, NY 11717.

ACADIA REALTY TRUST 1 311 MAMARONECK AVENUE SUITE 260 WHITE PLAINS, NY 10605

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M23372-P89159	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ACADIA REALTY TRUST	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE "FOR ALL" THE NOMINEES AND "FOR" PROPOSAL 2 LISTED BELOW.

	☐	☐	☐
Vote On Trustees
1.	Election of Trustees
	Nominees:

	01)	Kenneth F. Bernstein	04)	Wendy Luscombe
	02)	Douglas Crocker II	05)	William T. Spitz
	03)	Lorrence T. Kellar	06)	Lee S. Wielansky

Vote On Proposal						For	Against	Abstain

2.	THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.					☐	☐	☐

3.	TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy, as shown on the label above.
When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation, please sign full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person(s).

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

M23373-P89159

ACADIA REALTY TRUST
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
MAY 10, 2010

     The undersigned hereby constitutes and appoints Kenneth F. Bernstein and Robert Masters, Esq., or either one of them, as proxies, with full power of substitution, to vote all common shares of beneficial interest of Acadia Realty Trust (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at the Company's corporate offices, which are located at 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605 at 10:00 a.m. local time, May 10, 2010 or at any adjournments or postponements thereof.

This proxy will be voted as specified by the undersigned. If no choice is specified, the proxy will be voted according to the Board of Trustees recommendations indicated on the reverse side, and according to the discretion of the proxy holders for any other matters that may properly come before the meeting or any postponement or adjournment thereof.

     Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Shareholders to be held on May 10, 2010: This Proxy Statement and the Company's 2009 Annual
Report to shareholders are available at www.acadiarealty.com/proxy.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on reverse side.)